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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CIBER, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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5251 DTC Parkway, Suite 1400
Greenwood Village, Colorado 80111

April 3, 2007
To our Stockholders:

        You are cordially invited to electronically attend the Annual Meeting of Stockholders of CIBER, Inc. Our Annual Meeting will be held only via the Internet at www.ciber.com/cbr/annualmeeting on May 3, 2007, at 9:00 a.m. Mountain Daylight Time.

        The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe in detail the actions we expect to take at this Annual Meeting.

        Our Annual Report on Form 10-K for the year ended December 31, 2006, is posted on our website at www.ciber.com under the heading "Investor Relations, SEC Filings."

        Please use this opportunity to take part in our affairs by voting on the business to come before this meeting. Whether or not you plan to attend the Internet meeting, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope or vote electronically via the Internet or telephone. See "Voting Via the Internet or By Telephone" in the Proxy Statement for more details. Returning the Proxy or voting telephonically or electronically does NOT deprive you of your right to attend the Internet meeting and to vote your shares for the matters acted upon at the meeting. We invite you to attend the Internet meeting and vote your shares online before the close of voting by going to www.ciber.com/cbr/annualmeeting.

        Sincerely,

Bobby G. Stevenson
 Chairman of the Board

CIBER, Inc.
5251 DTC Parkway, Suite 1400
Greenwood Village, Colorado 80111

NOTICE OF THE 2007 ANNUAL MEETING OF STOCKHOLDERS

NOTICE TO THE STOCKHOLDERS OF COMMON STOCK OF CIBER, INC.

        The 2007 Annual Meeting of Stockholders of CIBER, Inc., a Delaware corporation, will be held via the Internet at www.ciber.com/cbr/annualmeeting on May 3, 2007, at 9:00 a.m. Mountain Daylight Time for the purposes stated below. These items of business are fully described in the attached Proxy Statement.

  1.
  To elect three (3) Class I Directors to serve for a term of three years.

  2.
  To ratify the appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2007.

  3.
  To transact any other business that may properly come before the Meeting, or any adjournment or postponement of the Meeting.

        Our Board of Directors fixed the close of business on March 5, 2007, as the Record Date for determining those Stockholders who are entitled to receive notice of and to vote at the Meeting, or any adjournment or postponement of the Meeting. Only Stockholders of our Common Stock at the close of business on March 5, 2007, will receive notice of the Meeting and voting materials. A list of Stockholders entitled to vote at the Meeting will be available for examination for a period of ten days before the Meeting both in person at our corporate offices and electronically, and electronically during the Meeting. Stockholders may examine the list for purposes related to the Meeting. Instructions for viewing the Stockholder list appear in the Proxy Statement.

        You are cordially invited to join us via audio webcast at CIBER's 2007 Annual Meeting.

By order of the Board of Directors,

Mac J. Slingerlend
President, Chief Executive Officer and Secretary
Greenwood Village, Colorado
April 3, 2007

Please Vote!—Your Vote Is Important

        Whether or not you plan to attend the Internet meeting, please complete, sign, date and return the accompanying Proxy in the postage paid envelope or vote electronically via the Internet or by telephone.

CIBER, Inc.

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 3, 2007

ANNUAL MEETING INFORMATION

        This Proxy Statement and the accompanying Proxy are sent to you on behalf of the Board of Directors of CIBER, Inc., a Delaware corporation (the "Company," "we," "our" or "us"), in connection with the solicitation of Proxies for use at our 2007 Annual Meeting of Stockholders (the "Annual Meeting" or "Meeting"). This Proxy Statement describes proposals to be presented for Stockholder approval at the Annual Meeting, or any adjournments or postponements of the Meeting. The enclosed Proxy is your ballot (the "Proxy"), which you will use to record your vote on each of the proposals. This Proxy Statement and the accompanying Proxy are first being mailed or sent via electronic communication to Stockholders of record of CIBER's Common Stock, $.01 par value per share (the "Common Stock"), on or about April 3, 2007.

Attend the 2007 Annual Meeting via the Internet	The Annual Meeting of Stockholders will be held via the Internet at www.ciber.com/cbr/annualmeeting on May 3, 2007, at 9:00 a.m. Mountain Daylight Time. The Board and management of CIBER encourage you to attend the Annual Meeting electronically.
Register to Participate in the Electronic Meeting	Log on to www.ciber.com/cbr/annualmeeting at least 15 minutes prior to the start of the Meeting. You will find detailed instructions in accompanying materials.

Ask Questions: Questions that would be appropriate to raise in person and that relate to the purpose of the Meeting will be accepted via email from Monday, April 30, 2007 until the floor is closed to questions during the Meeting. To submit questions, access the Annual Meeting web site and select "Questions."

Vote: Stockholders who attend the Annual Meeting via the Internet may electronically submit a vote or change or revoke a prior vote until the polls are officially closed. See page 2, "Casting Your Vote," for details.
List of Stockholders
A list of Stockholders entitled to vote at the Annual Meeting (the "List") will be available for inspection by Stockholders for purposes related to the Annual Meeting. The List will be available for inspection in both paper and electronic format for a period of 10 days prior to the Annual Meeting and electronically during the time the Annual Meeting is in session. We have taken reasonable steps to ensure that information contained in the List will be made available only to eligible Stockholders. To examine the List, please telephone us at 303-220-0100 and ask to speak with Ms. Jennifer Matuschek, Vice President-Investor Relations. Upon verification that you are entitled to examine the List, you will be scheduled for an appointment to review the List at our corporate office or provided with a login, password and instructions to enter a secure website link.

AGENDA

Stockholders are asked to consider and to vote upon the following proposals:

Proposal No. 1 See page 6	To elect three (3) Class I Directors to serve as members of the Board of Directors until the 2010 Annual Meeting of Stockholders or until their successors have been duly elected and qualified.
Proposal No. 2 See page 41	To ratify the appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2007.
Other Business
To consider other business that may properly come before the Annual Meeting. To date, we are not aware of any other business to be presented for consideration at the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons designated as agents and Proxies in the enclosed Proxy will vote on those matters in accordance with their best judgment.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Your Proxy is solicited by our Board of Directors.

Record Date	Only Stockholders of our Common Stock, $.01 par value, at the close of business on March 5, 2007 (the "Record Date"), are entitled to receive notice of and to vote at the Annual Meeting. On the Record Date, there were 61,369,806 shares of Common Stock outstanding.
Casting Your Vote
For each proposal, Stockholders are entitled to cast one vote for each share of Common Stock held on the Record Date. Shares of Common Stock may not be voted cumulatively. You may cast your vote by any of the methods listed below. Please refer to the detailed instructions included with your Proxy for submission deadlines and step-by-step instructions.
	•	Vote by Mail. Complete, date and sign your Proxy. Mail it in the pre-paid envelope provided so that it reaches us before the deadline specified on the Proxy.
•
Vote by Telephone. Call the toll free telephone number provided with your Proxy and, with the Proxy card in hand, follow the instructions. The deadline for telephone voting is 11:59 p.m. Eastern Daylight Time on May 2, 2007.
•
Vote by Internet before the Annual Meeting. Use your computer to access the website listed on the voting form and, with the Proxy card in hand, record your vote. The deadline for Internet voting is 11:59 p.m. Eastern Daylight Time on May 2, 2007.

•
Vote by Internet during the Annual Meeting. You may vote electronically during the Annual Meeting, prior to the announcement that the polls are closed. To vote electronically during the Annual Meeting: (1) log on to www.ciber.com/cbr/annualmeeting and, with the Proxy card in hand, register to enter the Annual Meeting web site; (2) select the "Vote" button and complete the questions that verify your eligibility to vote; and (3) characterize the nature of your vote (i.e., first vote, withdrawal of prior vote, etc.).
Quorum and Election	IVS Associates has been selected to tabulate the votes and to act as Inspector of Elections.

Quorum. Our bylaws provide that the presence, in person or by Proxy, of the holders of not less than a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to conduct business at an Annual Meeting. Since attendance at the Annual Meeting is usually low, a quorum can only be achieved by Stockholder participation by Proxy. Please complete your Proxy and return it promptly.
Election. Delaware law and our bylaws provide the following:
•
Election of Directors. Directors shall be elected by a plurality of shares present in person or by Proxy at the Annual Meeting and entitled to vote on the election of directors. A director wins by "plurality" when he or she receives more votes than the number of votes cast for any other nominee.
•
Matters other than the election of directors. In all matters to be presented at the Annual Meeting other than the election of Directors, the affirmative vote of a majority of shares present in person or by Proxy at the Annual Meeting and entitled to vote on the subject matter will be the act of the Stockholders.
Tabulation of Your Proxy	The Inspector of Elections will tabulate your Proxy as follows:
	•	All shares represented by a properly executed Proxy will be voted at the Annual Meeting in accordance with your instructions, unless you have taken steps to revoke or withdraw your Proxy.
	•	Shares that are voted WITHHOLD or ABSTAIN will be counted as "present" for quorum purposes, but will have the same effect as voting against a proposal.
•
"Broker non-votes" are Proxies for shares held in record name by brokers or nominees, for which (i) instructions have not been received from the beneficial owner or person entitled to vote and (ii) the broker or nominee does not have discretionary voting power under applicable national securities exchange rules or the instrument under which it serves in such capacity. Broker non-votes are counted as "present" for quorum purposes, but they are treated as not entitled to vote on the matter. Therefore, broker non-votes are not counted for purposes of determining whether Proposals No. 1 and No. 2 have been approved.

•
Under the rules of the New York Stock Exchange ("NYSE"), on certain routine matters, brokers may, in their discretion, vote the shares they hold in "street name" on behalf of the beneficial owners who have not returned voting instructions to the brokers. Routine matters include the election of directors (Proposal No. 1) and the ratification of the independent registered public accounting firm (Proposal No. 2).
•
If you sign and date your Proxy but do not provide instructions, your shares will be voted FOR ALL Board of Directors nominees for Class I Director (Proposal No. 1) and FOR the ratification of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2007 (Proposal No. 2).
•
In addition to executing your voting instructions, the persons named in the Proxy will have discretionary authority to vote all Proxies with respect to additional matters that may be properly presented for action at the Annual Meeting. We are not aware of any other business to be presented at the Annual Meeting.
You May Revoke or Change Your Proxy	At any time prior to final tabulation of the votes on May 3, 2007, you may change your vote or revoke your Proxy by following one of the procedures set forth below:
•
Deliver a letter, signed and in writing, to our Secretary stating your desire to revoke your Proxy. The letter must be dated later than the date stated on the Proxy you wish to revoke. Address the letter to CIBER, Inc., Corporate Secretary, 5251 DTC Parkway, Suite 1400, Greenwood Village, Colorado 80111.
•
Deliver a Proxy bearing a date later than the Proxy you wish to revoke to ADP Investor Communication Services, 51 Mercedes Way, Edgewood, NY 11717. You may use any available voting method to deliver your new Proxy, but the new Proxy must be received by ADP before the deadline for mail, telephone or Internet voting.
•
Attend the Annual Meeting via the Internet and submit your vote prior to the close of the polls. Follow the instructions for voting online during the Annual Meeting, which appear earlier in this section of this Proxy Statement. Please note, attending the electronic Annual Meeting will not, absent specific instructions from you, revoke or alter your Proxy.

Proxies of Executive Officers and Directors
As a group, our executive officers and directors own or may be deemed to control approximately 15.82% of the outstanding shares of our Common Stock. Each of the executive officers and directors has indicated his intent to vote all shares of Common Stock owned or controlled by him FOR ALL of the candidates nominated by the Board to fill Class I Director positions described in this Proxy Statement and FOR the ratification of the appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2007. Please refer to the table entitled Security Ownership of Certain Beneficial Owners and Management located on page 19 for additional information.
Persons Making This Proxy Solicitation
This Proxy Solicitation is made by and on behalf of our Board of Directors. The proposals described in this Proxy Statement were unanimously approved and authorized for Stockholder consideration by our Board of Directors. To date, no director has retracted his support for any proposal appearing on the agenda or notified us of his intention to oppose the same. Solicitation of Proxies for use at the Annual Meeting may be made by regular mail, by email or in person by our directors, officers and regular employees. These individuals will receive no additional compensation for any solicitation activities. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to beneficial owners. We will bear the entire cost of solicitation of Proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional information furnished to Stockholders.

DEADLINE FOR STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

        Stockholders may submit proposals on matters appropriate for Stockholder action at our annual Stockholder meetings. To have your proposal included in our Proxy Statement and form of Proxy and to properly bring your proposal before an Annual Meeting, (1) you must be eligible to make the proposal; (2) your proposal must be appropriate for Stockholder action at an Annual Meeting; and (3) your proposal must be presented in writing and received by our Secretary at our principal executive offices not less than 120 calendar days before the date our Proxy Statement was released to Stockholders in connection with the previous year's Annual Meeting. Proposals submitted after December 4, 2007, will be considered untimely and will not be eligible for inclusion in the Proxy Statement and on the form of Proxy for the 2008 Annual Meeting, and will not be considered at the meeting. To be included in our Proxy Statement, all proposals must conform to the procedures established by the Securities and Exchange Commission ("Commission") in Section 14a-8 of the Securities Act of 1934, as amended (the "Exchange Act"). The persons named in our Proxy will have discretionary authority to vote all Proxies with respect to any untimely proposals. Stockholder notices regarding proposals must be received no later than the deadline set forth above and contain the specific information required by our bylaws. Stockholders will be furnished a copy of our bylaws, without charge, upon written request to the Corporate Secretary. Please address Stockholder proposals to: Corporate Secretary, CIBER, Inc., 5251 DTC Parkway, Suite 1400, Greenwood Village, Colorado 80111.

PROPOSAL No. 1—ELECTION OF DIRECTORS

Background	Each year at our Annual Meeting of Stockholders, directors constituting approximately one-third of the Board are elected for a three-year term or until a successor is duly elected and qualified. The terms of current Class I directors, Mr. Bobby G. Stevenson, Mr. James C. Spira and Mr. Peter H. Cheesbrough, will expire at this 2007 Annual Meeting. The terms of the Class II Directors, Mr. Mac J. Slingerlend and Dr. James C. Wetherbe, will expire in 2008. The terms of the Class III Directors, Mr. Archibald J. McGill, Mr. George A. Sissel and Mr. Paul A. Jacobs, will expire in 2009.

Pursuant to our bylaws, vacancies on the Board may be filled by the affirmative vote of a majority of the remaining directors then in office. A director elected to fill a vacancy, including a vacancy created by an increase in the size of the Board, serves for the remainder of the full term of the new directorship or of the class of directors in which the vacancy occurred. If the number of directors has changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director.
Description of Proposal No. 1
Proposal No. 1 asks you to elect three individuals to serve as Class I Directors for the ensuing three-year term to expire in 2010, or until a successor is elected and qualified. The Nominating/Corporate Governance Committee, with the approval of the non-incumbent members of the Board, has nominated for re-election Mr. Bobby G. Stevenson, Mr. James C. Spira and Mr. Peter H. Cheesbrough (the "Director Nominees").
We have received no Stockholder proposal or nomination of any other person to stand for election as Class I Director, timely or otherwise.

TEXT OF PROPOSAL NO. 1—ELECTION OF DIRECTORS

        The text of Proposal No. 1, as you will see it printed on your Proxy is as follows: "To elect the following nominees for Class I Director: Bobby G. Stevenson, James C. Spira and Peter H. Cheesbrough."

        Shares represented by Proxies that are not marked to "WITHHOLD ALL" authority to vote for the Director Nominees, or "FOR ALL EXCEPT" a specified individual that you must name, will be voted FOR the election of the Director Nominees. Should the Director Nominees become unavailable or unwilling to serve as directors, persons named in the Proxy intend to cast votes for which they hold Proxies in favor of the election of such other person as the Board may designate. The Board knows of no reason why Mr. Stevenson, Mr. Spira and Mr. Cheesbrough would be unable or unwilling to serve on the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" OF THE NOMINEES

DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth our directors and executive officers, their ages, positions currently held with us, the year elected as director or appointed as officer and class of directorship. Directors are elected to serve three-year terms, or until a successor is elected and qualified. Executive officers serve at the pleasure of the Board for a term of one year, subject to review and renewal annually. For information about the ownership of our voting securities held by each director, director nominee or executive officer, see "Securities Ownership of Certain Beneficial Owners and Management." Information about Director Nominees is indicated by an asterisk (*) in the table below and in the narrative following the table.

Name	Age	Position	Served as Officer or Director Since	Class (Term Exp.)
Bobby G. Stevenson*	64	Chairman of the Board and Founder	1974	Class I (2007)
Mac J. Slingerlend	59	Chief Executive Officer, President, Secretary and Director	1989	Class II (2008)
David E. Girard	52	Chief Operating Officer and Executive Vice President	2005	—
David G. Durham	45	Chief Financial Officer, Senior Vice President and Treasurer	1995	—
Terje Laugerud	53	President and Chief Executive Officer—CIBER Europe	2003	—
Wally Birdseye	62	President—Federal Government Practice	1997	—
Archibald J. McGill	75	Director	1998	Class III (2009)
James C. Spira*	64	Director	1994-98 and 2002	Class I (2007)
George A. Sissel	70	Director	2002	Class III (2009)
Peter H. Cheesbrough*	55	Director	2002	Class I (2007)
James C. Wetherbe	58	Director	2005	Class II (2008)
Paul A. Jacobs	67	Director	2005	Class III (2009)

Bobby G. Stevenson*	Mr. Stevenson is Chairman of the Board of Directors, a Class I Director and one of the founders of our Company. He has been nominated to stand for re-election at this Annual Meeting to fill one of the upcoming Class I vacancies. Mr. Stevenson served as Vice President in charge of our recruiting and management of the technical staff from 1974 until November 1977 when he became Chief Executive Officer. As Chief Executive Officer from 1977 to 1998, he was responsible for all our operations. Mr. Stevenson has been a member of our Board of Directors since its inception.

Mac J. Slingerlend
Mr. Slingerlend is a Class II Director and serves us as Chief Executive Officer, President and Secretary. Mr. Slingerlend joined us in January 1989 as Executive Vice President and Chief Financial Officer and was first elected as a director in 1994. He was promoted to President and Chief Operating Officer in 1996, elected Chief Executive Officer in March 1998 and Secretary in August 1998. Prior to 1989, Mr. Slingerlend spent 15 years in the banking industry, primarily as a commercial lender, and five years in corporate financial positions in the cable television and hospitality industries. Mr. Slingerlend became a director of the Mountain States Employers Council in 2005.
David E. Girard
Mr. Girard joined us in September 2005 as Chief Operating Officer and Executive Vice President. Prior to joining us, Mr. Girard was employed by J.D. Edwards World Solutions Company from 1994 to 2001, and served as Chief Operating Officer from 1998 until his departure. From 2003 to 2004, Mr. Girard was Senior Vice President of Field Operations for Cyclone Commerce, Inc. Before that, Mr. Girard was employed by Dun & Bradstreet Software where he was Vice President and General Manager of its Northeast Region. He served on the Board of Directors of Hyperspace Communications, Inc. (now MPC Computers, Inc.) from 2002 until his resignation on June 19, 2006. Mr. Girard served in the U.S. Marine Corps from 1973 to 1977.
David G. Durham
Mr. Durham joined us in May 1995. He was promoted to Chief Financial Officer and Treasurer in January 2001. Previously, as Senior Vice President, Mr. Durham was responsible for various financial and operating tasks and also served as Chief Financial Officer of Waterstone, Inc., a CIBER subsidiary. Prior to joining us, Mr. Durham served as Vice President and Chief Financial Officer of Spencer & Spencer Systems, Inc. of St. Louis, Missouri, which was acquired by CIBER in 1995.
Terje Laugerud
Mr. Laugerud joined us as President and Chief Executive Officer of CIBER Europe in January 2003 following our acquisition of ECsoft Group plc. From 1994 to 2000, Mr. Laugerud was the Chief Executive Officer of ECsoft and a non-executive director until May 2002. Mr. Laugerud has over 20 years of experience in the information technology industry. He served on the Boards of Directors of CMA Asset Management ASA (Norway) and Heliogruppen AS (Norway) from 2001 to 2005 and on the Board and Compensation Committee of MySQL AB (Sweden) from 2001 to 2006.
Wally Birdseye
Mr. Birdseye joined us in July 1997 as the result of the acquisition of KCM, Inc. and was promoted to President of our Federal Government Practice in 2002. Prior to joining KCM, Mr. Birdseye was a Vice President of Information Management Consultants, Inc. and, from 1976 to 1996, Vice President and General Manager of Wang Laboratories, Federal Systems Division. Before working at Wang, Mr. Birdseye was with Scope Electronics from 1967 to 1968 and from 1970 to 1975. He was also in the U.S. Army from 1969 to 1970.

Archibald J. McGill
Mr. McGill has been a Class III Director since September 1998. Mr. McGill has served in executive capacities at IBM and AT&T and was President of Rothschild Venture Capital. He is on the boards of directors of several small high-technology companies. From 1985 to the present, Mr. McGill has been the President of Chardonnay, Inc., a venture capital investment company.
James C. Spira*
Mr. Spira has been a Class I Director since March 2002. He has been nominated to stand for re-election at this Annual Meeting. Mr. Spira previously served as a director of our Company from September 1994 until October 1998. Mr. Spira currently serves as the non-executive Chairman of the Board of Brulant, Inc., a Cleveland, Ohio area privately-held information services company. He has been a director of Brulant since 1997 and assumed the Chairmanship of the Board in September 2003. Mr. Spira serves on the board of directors of Jackson-Hewitt, Inc. where he is also a member of the Audit and Compensation Committees. Mr. Spira served as President and Chief Operating Officer of American Greetings Corporation from 2001 until his retirement in July 2003. From 1995 to 2001, he was managing partner of Diamond Technology Partners, Inc., a Chicago, Illinois-based management consulting firm providing program management services to design and deploy technology-enabled business strategies. Prior to that time, Mr. Spira was co-founder, President and Chief Executive Officer of Cleveland Consulting Associates, an operations and systems management consulting firm doing business with multi-national companies from 1974 to 1991.
George A. Sissel
Mr. Sissel became a Class III Director in May 2002. Mr. Sissel was the Chairman and Chief Executive Officer of Ball Corporation, and he will continue to serve as a director and a member of the Finance and Audit Committees until April 25, 2007. Mr. Sissel joined Ball Corporation in 1970, assumed the positions of President and CEO in 1994 and Chairman of the Board in 1996. Mr. Sissel currently serves as the Chairman of the Board of the University of Colorado Foundation and on advisory boards at the University of Colorado at Boulder and the University of Colorado at Denver. He also serves on the Board of the Colorado Association of Commerce and Industry.

Peter H. Cheesbrough*
Mr. Cheesbrough has been a Class I Director and Chairman of the Audit Committee since November 2002. He has been nominated to stand for re-election at this Annual Meeting. He is currently Vice President and General Manager of Navigant Biotechnologies, LLC. From 2002 to 2005, he was Chief Financial Officer of Navigant Biotechnologies, LLC. From 1999-2000, Mr. Cheesbrough was Senior Vice President Finance and CFO of Quovadx, Inc. From 1985 to 1999, he was employed by Echo Bay Mines Ltd, a public international gold mining company, as Vice President/Controller (1985-1993) and Senior Vice President Finance and CFO (1993-1999). Prior to 1985, he served in executive financial positions with two Canadian public companies. Prior to that time, Mr. Cheesbrough was an audit and tax manager for Coopers & Lybrand (now Pricewaterhouse Coopers) in England and Canada. From 1996 until his retirement in 2006, Mr. Cheesbrough served on the board of directors of Health Grades, Inc., where he was a member of both the Audit and Compensation Committees. He is a member of the Institute of Chartered Accountants in Alberta and a Fellow of the Institute of Chartered Accountants in England and Wales.
James C. Wetherbe, PhD
Dr. Wetherbe has been a Class II Director since February 2005. From July 1993 to July 2006, Dr. Wetherbe was a director of Best Buy Co., Inc. where he served as chair of their Long Range and Strategic Planning Committee and as a member of their Nomination Committee. In September 2006, Dr Wetherbe became a member of the board of directors of the Sandia Motorsports Park. From 1993 to 2000, Dr. Wetherbe was the FedEx Professor of Excellence in MIS at the University of Memphis, a Professor of MIS and Director of the MIS Research Center at the University of Minnesota from 1980 to 2000 and a Professor of MIS at the University of Houston from 1977-1980. Dr. Wetherbe is currently the Bobby G. Stevenson Chaired Professor of Information Technology and Executive Director for Internet Buyer Behavior at Texas Tech University. He has held this position since 2000 when the professorship was created and Texas Tech selected him to fill the chair. In addition, Dr. Wetherbe has held several positions in the industry as a Chief Information Officer, consultant and account manager. He is an internationally known author of 23 books and speaker on the use of computers and information systems to improve organizational performance and competitiveness.
Paul A. Jacobs
Mr. Jacobs has been a Class III Director since February 2005. Mr. Jacobs is a founding partner in the law firm of Jacobs Chase Frick Kleinkopf & Kelley LLC, a Denver mid-size law firm formed in 1995. Mr. Jacobs was the driving force behind Denver's 1990 Major League Baseball Expansion bid and served as Executive Vice President and General Counsel of the Colorado Rockies from the inception of the franchise in 1991 through February 1995. Prior to that, Mr. Jacobs practiced at the Denver law firm of Holme Roberts & Owen for 24 years, representing a variety of businesses and entrepreneurs in corporate finance, mergers and acquisitions, business planning and real estate matters. Mr. Jacobs is currently a director of the American Jewish Committee and of the Colorado Sports Hall of Fame.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        In November 2006, the Board adopted a written policy that requires the Audit Committee to review any financial transactions, arrangements or relationships which exceed $120,000 and in which we are a participant and a related party, as defined in Rule 404(b) of Regulation S-K under the Exchange Act, has a direct or indirect interest. Except as set forth below, there were no related party transactions during 2006, nor are any proposed as of the date of this Proxy Statement. Approval of the transaction will depend on whether or not the transaction is fair and beneficial to us. This policy is in addition to the conflict of interest policy found in our Code of Business Conduct and Ethics.

        Since January 2002, we have annually entered into a vendor agreement with CustomDepot.com for the design, manufacture and provision of custom logo paraphernalia for the CIBER gear program and for use at marketing events (the "Agreement"). This non-exclusive Agreement is one of several entered into with various companies in the ordinary course of business that provide logo-bearing paraphernalia for our events. The products and services are provided at or below market rates charged by third party vendors. CustomDepot.com is owned and operated by Ms. Terra Emerson, daughter of our Chief Executive Officer. Neither Mr. Slingerlend, nor any of our officers or directors, has a pecuniary or beneficial interest in CustomDepot.com. CustomDepot.com was paid $181,000 in 2006. The Audit Committee of the Board has reviewed this transaction pursuant to our Related Party Transaction policy requirements and believes it was beneficial to us and the terms were fair. We do not anticipate that 2007 expenditures with CustomDepot.com will reach the disclosure threshold.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that our directors, executive officers and persons who beneficially own greater than 10% of a registered class of our equity securities file initial reports of ownership and changes in ownership of such securities with us and the Commission. Based solely upon our review of copies of the Section 16(a) reports we have received and written representations from reporting persons, we believe that during the year ended December 31, 2006, all of our directors, executive officers and greater than 10% beneficial owners were in compliance with their filing requirements.

CORPORATE GOVERNANCE PRACTICES

        The Board met four times in 2006 in regularly scheduled quarterly meetings. Each director, including incumbents, participated either in person or by conference telephone in at least 75% of all the board meetings and committee meetings (of which such director was a member) held in 2006. Each director attended the Annual Meeting of Stockholders last year. Each director is expected to attend the Annual Meeting. We have a regularly scheduled Board meeting on the same day as the Annual Meeting of Stockholders each year, and all directors generally attend both meetings.

Corporate Governance

        We have had informal governance standards in place since our inception in 1974 that have evolved to accommodate our growth over the years and changing governance practices. Our Board has now adopted formal Corporate Governance Principles (the "Principles") to address matters of corporate governance including, but not limited to, Board composition and leadership, Board member qualifications, compensation, tenure and succession, Board organization, term and age limits, service on additional public company boards and audit committees and operation and committee responsibilities. Board members are also subject to the requirements of CIBER's Code of Business Conduct and Ethics which includes, among other things, a conflict of interest policy. In addition, the Board adopted a policy with respect to Related Party Transactions, as discussed in more detail above. The Principles, Code and Related Party Transaction Policy can be found on our website at www.ciber.com under

"Investor Relations," or you may request a copy by writing to us at CIBER, Inc., 5251 DTC Parkway, Suite 1400, Greenwood Village, Colorado 80111, Attention: Investor Relations.

Executive Sessions

        Our non-management directors meet regularly in executive session without management. The executive sessions are chaired by the chairman of the Nominating/Corporate Governance Committee. The executive sessions are held in conjunction with each regularly scheduled Board meeting.

Communicating with the Board of Directors

        Any Stockholder who wishes to contact our Board of Directors may do so by following the procedures set forth on our website at www.ciber.com under "Investor Relations, Corporate Governance."

Independence

        At least a majority of the members of the Board and all members of the Board's Compensation, Audit and Nominating/Corporate Governance Committees must be independent for purposes of Section 303A of the Listed Company Manual of the NYSE. The Board has determined that directors Mr. Bobby Stevenson, Mr. Peter Cheesbrough, Mr. Paul Jacobs, Mr. Archibald McGill, Mr. George Sissel, Mr. James Spira and Dr. James Wetherbe are "independent" pursuant to the standards identified on our website at www.ciber.com under "Investors Relations, Corporate Governance."

        The Board also gave further consideration to Dr. Wetherbe's independence in view of the fact that he holds the Bobby G. Stevenson Chair in Information Technology at Texas Tech University. The Board determined that this situation does not interfere with Dr. Wetherbe's independence as a member of our Board. In 1999, Mr. Stevenson made a donation to Texas Tech University. At the request of the University, Mr. Stevenson agreed that a portion of that donation could be used to endow a professorship in Information Technology. The faculty at the University went through a selection process, and the chair was filled by Dr. Wetherbe in 2000. Although Mr. Stevenson continues to make donations to Texas Tech, the chair is funded from the endowment earnings.

        Applying the NYSE standards listed in Section 303A, the Board has further determined that, with respect to their Committee assignments for 2007, Mr. Cheesbrough, Mr. Jacobs, Mr. McGill and Mr. Sissel have the requisite independence to serve as members of our Audit Committee under both the Exchange Act and NYSE requirements, that Mr. Spira, Mr. McGill and Dr. Wetherbe have the requisite independence to serve as members of our Compensation Committee and that Mr. Sissel, Mr. Jacobs and Dr. Wetherbe have the requisite independence to serve as members of our Nominating/Corporate Governance Committee pursuant to the NYSE requirements.

Code of Business Conduct and Ethics

        Our Code of Conduct is applied consistently to all employees and has been a prominent part of the Employee Handbook for several years. The Board of Directors has adopted a Code of Conduct and Business Ethics (the "Code") that applies to all employees but that has specific requirements for executive and senior financial officers with respect to the ethical standards and obligations relevant to accounting and financial reporting. The Code contains procedures for reporting suspected violations of the Code and references the Audit Committee procedure for the reporting of questionable accounting or auditing matters or other concerns about accounting and auditing matters. A copy of the Code, as well as the Audit Committee Procedures for reporting concerns about accounting or auditing matters, can be found on our web site at http://www.ciber.com under "Investor Relations," or you may request a copy by writing to us at CIBER, Inc., 5251 DTC Parkway, Suite 1400, Greenwood Village, Colorado 80111, Attention: Investor Relations. If a waiver from the Code is granted to an executive officer or director, the nature of the waiver will be disclosed on our website, in a press release or in a current report on Form 8-K.

Committees

        The Board has standing Compensation, Nominating/Corporate Governance and Audit Committees with 2006 membership as specified below.

2006 COMMITTEE MEMBERSHIP
Standing Committees of the Board	Director	Audit	Compensation	Nominating/ Corporate Governance
	B. Stevenson	—	—	X
	M. Slingerlend	—	—	—
	A. McGill	X	X	—
	J. Spira	—	Chair	—
	G. Sissel	X	—	Chair
	P. Cheesbrough	Chair	—	—
	P. Jacobs	X	—	X
	J. Wetherbe	—	X	X

NOMINATING/CORPORATE GOVERNANCE COMMITTEE
The principal responsibilities of the Nominating/Corporate Governance Committee are to identify and nominate qualified individuals to serve as members of the Board, or to nominate candidates to fill such other positions as may be deemed necessary and advisable by the Board. In addition, the Nominating/Corporate Governance Committee is responsible for establishing our Corporate Governance Guidelines and our Code of Business Conduct and Ethics and evaluating the Board and its processes. The members of the Nominating/Corporate Governance Committee for 2006 were Mr. Sissel (Chairman), Mr. Stevenson, Mr. Jacobs and Dr. Wetherbe. The Nominating/Corporate Governance Committee met once in 2006.
NOMINATING/CORPORATE GOVERNANCE COMMITTEE CHARTER
The Nominating/Corporate Governance Committee's Charter can be found at www.ciber.com/cbr under "Corporate Governance" or is available in print, free of charge, upon request to us. The Board believes that our directors must bring the skill mix and experience necessary to perform the Board of Directors' oversight function effectively. Identification of prospective Board members is done by a combination of methods, including studying other boards, word-of-mouth in industry circles, inquiries of outside professionals and recommendations made to us. When considering candidates for director, the Nominating/Corporate Governance Committee takes into account a number of factors including, but not limited to, the following:
	•	Experience with acquisitions
	•	Experience in marketing and sales
	•	Knowledge of our industry
	•	Experience with finance, accounting, internal audit and other financial matters
	•	Respect for the fiduciary responsibilities of directors to Stockholders
	•	Leadership skills
	•	Demonstrated sound business judgment
	•	Global perspective
	•	Interpersonal effectiveness

•	Personal integrity
•	The number of other boards and committees on which a candidate serves

When the Nominating/Corporate Governance Committee is recruiting Board members to serve on a designated committee, the Committee also takes into account skills and experience specific to that committee. For example, Audit Committee members must be financial experts and/or financially literate.

The Nominating/Corporate Governance Committee will consider nominees recommended by the Stockholders applying the criteria described above and in accordance with the process outlined below. Please also refer to the section entitled "Stockholder Proposals For Our 2008 Annual Meeting" located on page 5 for information related to Stockholder nominations.

As provided in our bylaws, Stockholders entitled to vote at an Annual Meeting of our Stockholders may make nominations for the election of directors only if written notice of the Stockholder's intent to make such a nomination or nominations has been given, either by personal delivery or by U.S. mail to our Secretary no later than 120 days prior to the first anniversary date of the immediately preceding Annual Meeting with respect to an election to be held at an Annual Meeting of the Stockholders or the close of business on the tenth day following the date on which notice of a special meeting is first given to Stockholders for an election to be held at a special meeting of Stockholders. No such nominations were received for the 2007 Annual Meeting.
A Stockholder's notice to the Secretary shall set forth:
(i)
as to each person whom the Stockholder proposes to nominate for election as a director: (A) the name, age, business address and residence address of such person; (B) the principal occupation or employment of such person; (C) the class or series and number of shares of our capital stock which are owned beneficially and of record by such person and (D) any other information relating to such person that would be required to be disclosed in a solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and
(ii)
as to the Stockholder giving the notice: (A) the name and record address of such Stockholder; (B) the class or series and number of shares of our capital stock which are owned beneficially or of record by such Stockholder; (C) a description of all arrangements or understandings between such Stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such Stockholder; (D) a representation that the Stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and (E) any other information relating to such Stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as director if elected.

AUDIT COMMITTEE
The principal responsibilities of the Audit Committee are: (1) engaging and overseeing the work of the independent auditor including the execution of the engagement letter and review of the audit plan; (2) reviewing the independence, internal quality control procedures and performance of the auditors and the qualifications of the key audit partner and audit managers; (3) overseeing the documentation, evaluation and testing of our system of internal controls; (4) establishing our policy on provision of non-audit services; (5) pre-approving all audit and permitted non-audit services provided to us; (6) establishing the Committee's procedure for receiving and reviewing complaints regarding accounting, internal controls and auditing matters; (7) discussing policies and guidelines with respect to financial risk exposure and management; (8) receiving reports from, and reviewing with, the auditor critical accounting policies and practices, alternative treatments of financial information that have been discussed with management and the effectiveness of internal controls and any material written communications between the auditor and our management; (9) reviewing Management's Discussion and Analysis and our annual audited financial statements and periodic reports that include financial statements prior to filing or distribution; (10) discussing, generally, all financial press releases, other financial information and earnings guidance provided to analysts and rating agencies; (11) reporting to the Board with respect thereto; (12) reviewing and approving any related party transactions pursuant to our Related Party Transaction Policy and (13) determining and approving the compensation of the independent auditor. The members of the Audit Committee for 2006 were Mr. Cheesbrough (Chairman), Mr. Jacobs, Mr. McGill and Mr. Sissel. The Audit Committee met eight times during 2006.
Audit Committee Charter	The Audit Committee Charter is available for review on our website at www.ciber.com/cbr under "Corporate Governance" or is available in print, free of charge, upon request to us.
"Audit Committee Financial Expert" and Financial Literacy
The Board has determined that, although other members of the Audit Committee may also qualify, Mr. Peter Cheesbrough qualifies as an "audit committee financial expert" pursuant to Item 407(d) of Regulation S-K. The Board has also determined that each of the members of the Audit Committee is financially literate consistent with the requirements of the NYSE Listed Company Manual.
Report of the Audit Committee(1)
The Audit Committee of the Board assists the Board in fulfilling its responsibilities for financial reporting compliance by reviewing the audited financial statements, reviewing the system of internal controls that management and the Board of Directors have established and reviewing the overall audit process. The Audit Committee, in its capacity as a Committee of the Board, is directly responsible for the appointment, compensation and oversight of the independent registered public accounting firm, and has:

•	reviewed and discussed the audited financial statements for 2006, separately and jointly with management and with Ernst & Young LLP ("E&Y"), our independent registered public accounting firm;
•
provided oversight and advice to management with respect to the documentation, testing and evaluation of our system of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations, received periodic updates provided by management and E&Y and reviewed a report on the effectiveness of our internal control over financial reporting;
•
discussed with E&Y the matters required to be discussed by the Statement on Auditing Standards No. 61, "Codification of Statements on Auditing Standards," AU§380, as modified or supplemented by the Auditing Standards Board of the American Institute of Certified Public Accountants;
•
received the written disclosures and the letter from E&Y required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as may be modified or supplemented, and has discussed with E&Y its independence; and
•
further, considered whether the auditor's provision of non-audit services is compatible with independence and concluded that the services rendered by E&Y are compatible with maintaining the principal accountant's independence because no fees were billed for services other than audit, audit-related or tax services.

Based upon this review and discussions referred to above, the Audit Committee has recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006, and that this report be included in the Proxy Statement on Schedule 14A for the 2007 Annual Meeting of Stockholders.
By the Audit Committee:
Peter H. Cheesbrough, Chairman Paul A. Jacobs Archibald J. McGill George A. Sissel

(1)
This section is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of ours under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION COMMITTEE
The principal responsibilities of the Compensation Committee are: (1) to administer and grant awards under our 2004 Incentive Plan and to administer the Employee Stock Purchase Plan (which are stock-based plans); (2) to review and discuss with management our philosophy, policies and procedures regarding executive compensation; (3) to review the performance of the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and the other Named Executive Officers (collectively, "NEOs"); (4) to recommend annual salary and bonus incentives for the NEOs and executive officers to our Board for approval; (5) to make recommendations regarding non-employee director compensation and (6) to review the Compensation Discussion and Analysis and recommend its inclusion in the Annual Report on Form 10-K and the Proxy Statement on Schedule 14A. The members of the Compensation Committee for 2006 were Mr. Spira (Chairman), Mr. McGill and Dr. Wetherbe. The Compensation Committee met once in 2006.
Compensation Committee Charter	The Compensation Committee Charter is available for review on our website at www.ciber.com/cbr under "Corporate Governance" or is available in print, free of charge, upon request to us.
Compensation Committee Process
The Compensation Committee meets as often as necessary to perform its duties and responsibilities. Mr. Spira, our Compensation Committee Chair, works with our Chief Executive Officer to establish the meeting agenda. The Compensation Committee typically meets with the Chief Executive Officer and, where appropriate, with outside advisors. The Compensation Committee also meets in executive session without management. The Compensation Committee receives and reviews materials prepared by management or that we specifically request in advance of each meeting. The materials include financial reports on year-to-date performance against business plans, calculations and reports on achievement of individual and corporate performance goals and objectives, peer group performance, information about option grants under our broad-based and performance-based option grant programs, tally sheets setting forth all the NEO compensation and information about equity compensation dilution.

The Compensation Committee annually reviews the performance of and determines salary, bonus and equity compensation for the Chief Executive Officer. The Compensation Committee also reviews and approves the salary, bonuses and equity compensation for the Chief Financial Officer, the Chief Operating Officer, the other NEOs and the remaining executive officers and sets the compensation targets for these individuals for the coming year based on the recommendations of the Chief Executive Officer, who plays a significant role in evaluating the performance of and setting the performance targets for these individuals. The Compensation Committee has delegated option granting authority to the Chief Executive Officer for option grants made pursuant to the Board-approved broad-based and performance-based option grant program for the Chief Financial Officer, the Chief Operating Officer, the other NEOs and the remaining executive officers.

The Compensation Committee charter grants the Compensation Committee direct authority to hire and fire advisors to and compensation consultants for the Committee. In February 2005, the Compensation Committee retained the services of Mercer Human Resources Consulting ("Mercer") to evaluate and make recommendations regarding the compensation of our Chief Executive Officer and, to a more limited extent, the compensation of our Chief Financial Officer, as discussed more fully in the Compensation Discussion and Analysis section of this Proxy Statement. The Compensation Committee retains a compensation consultant on an as-needed basis.

The Compensation Committee's process to review performance and approve compensation begins with establishing individual performance objectives for the NEOs in consultation with our Chief Executive Officer. The Compensation Committee reviews the appropriateness of the financial and non-financial measures used for incentive compensation and the Committee reviews the compensation levels for reasonableness and internal pay equity and against the publicly-available information of the companies in our peer group as a check against the competitiveness of our pay practices. The Compensation Committee periodically reviews performance against the objectives and, generally in the first quarter of the fiscal year, determines actual variable compensation payouts against targets, as well as objectives and compensation targets for the coming year.
Compensation Committee Report(1)
We have reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and based on the review and discussions, we have recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
By the Compensation Committee:
James C. Spira, Chairman Archibald J. McGill James C. Wetherbe

(1)
This section is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of ours under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

        Compensation Committee Interlocks and Insider Participation.    There were no Compensation Committee interlocks in 2006. In 2006, the Compensation Committee of our Board of Directors consisted of James C. Spira, Archibald J. McGill and James C. Wetherbe. None of these directors has ever been an officer or employee of ours. No current executive officer of ours has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding beneficial ownership of our Common Stock at March 5, 2007 (unless noted otherwise), and stock options exercisable for shares of Common Stock within 60 days of such date, held by (i) each person or group of persons known by us to own beneficially more than 5% of the outstanding Common Stock, (ii) each of our directors and nominees for director, (iii) each Named Executive Officer (as defined under "Executive Compensation" below) and (iv) all our Named Executive Officers and directors as a group. All information is taken from or based upon ownership filings made by such persons with the Commission and other information provided by such persons to us. Unless otherwise indicated, the Stockholders listed below have sole voting and investment power with respect to the shares reported as owned. On March 5, 2007, there were 61,369,806 shares of Common Stock outstanding.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Officers and Directors
	Bobby G. Stevenson(1)	6,453,723	10.52%
	Mac J. Slingerlend(2)	2,219,164	3.62%
	David G. Durham(3)	173,682	*
	David E. Girard(4)	268,750	*
	Terje Laugerud(4)	164,000	*
	Wally Birdseye(4)	121,637	*
	Archibald J. McGill(5)	70,193	*
	James C. Spira(5)	50,334	*
	George A. Sissel(5)	57,851	*
	Peter H. Cheesbrough(5)	45,915	*
	James C. Wetherbe(5)	52,083	*
	Paul A. Jacobs(5)	32,291	*
	All directors and Named Executive Officers(6) as a group (12 persons)	9,709,623	15.82%
5% Beneficial Owner
	Bobby G. Stevenson(1) c/o CIBER, Inc., 5251 DTC Parkway, Suite 1400, Greenwood Village, CO 80111	6,453,723	10.52%
	Dimensional Fund Advisors LP(7) 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401	5,363,102	8.68%
	Pzena Investment Management, LLC(8) 120 West 45th Street, 20th Floor, New York, NY 10036	5,210,350	8.44%
	Barclays Global Investors, N.A.(9)
	Barclays Global Fund Advisors 45 Fremont Street, San Francisco, CA 94105
	Barclays Global Investors, LTD Murray House, 1 Royal Mint Court, London, EC3N 4HH	3,689,948	5.97%
	Artisan Partners Limited Partnership(10) 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202	3,157,300	5.10%

*
less than 1%

(1)
Includes (i) options to purchase 18,000 shares of Common Stock, (ii) shares held by the Bobby G. Stevenson Revocable Trust (the "Trust"), of which Mr. Stevenson is the Settlor, Trustee and Beneficiary and (iii) 117,570 shares of Common Stock held in a 401(k) account. Excludes 55,000 shares of Common Stock held in the Irrevocable First Stevenson Charitable Remainder Unitrust, of which shares Mr. Stevenson disclaims beneficial ownership.

(2)
Includes options to purchase 1,814,000 shares of Common Stock owned by Mr. Slingerlend and options to purchase 30,000 shares of Common Stock owned by Slingerlend Associates LLP. Also includes 51,434 shares of Common Stock held in a 401(k) account.

(3)
Includes options to purchase 158,000 shares of Common Stock. Also includes 3,277 shares of Common Stock held in a 401(k) account and 500 shares held by Mr. Durham's daughter.

(4)
Includes options to purchase 253,750, 164,000 and 111,133 shares of Common Stock for Messrs. Girard, Laugerud and Birdseye, respectively.

(5)
Includes options to purchase 56,000, 39,000, 39,000, 35,000, 25,000 and 25,000 shares of Common Stock for Messrs. McGill, Spira, Sissel, Cheesbrough, Wetherbe and Jacobs, respectively.

(6)
Includes options to purchase 2,737,883 shares of Common Stock.

(7)
On February 2, 2007, Dimensional Fund Advisors LP (formerly, Dimensional Fund Advisors, Inc.) ("Dimensional") filed information on Schedule 13G with the Commission reporting investments as set forth above. We have relied solely upon filings with the Commission to provide the information herein. In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over our securities that are owned by certain investment companies, trusts and accounts (the "Funds"). Dimensional indicated that, as of December 31, 2006, it had shared voting power and sole dispositive power for all 5,363,102 of the shares. However, all securities reported in its Schedule 13G are owned by the Funds and Dimensional disclaims beneficial ownership of such securities.

(8)
On February 13, 2007, Pzena Investment Management, LLC ("Pzena") filed information on Schedule 13G with the Commission reporting investments as set forth above. We have relied solely upon the filings with the Commission to provide the information herein. Pzena has sole voting power for 4,611,100 shares and sole dispositive power for all 5,210,350 shares.

(9)
Includes information concerning Barclays Global Investors, N.A. ("BGI, N.A.") Barclays Global Fund Advisors ("BGFA") and Barclays Global Investors, LTD ("BGI, LTD"). On January 23, 2007, BGI, N.A., BGFA and BGI, LTD filed information on Schedule 13G with the Commission reporting investments as set forth above. We have relied solely upon the filings with the Commission to provide the information herein. As of the date of the filing of the Schedule 13G, BGI, N.A. had sole voting power over 1,673,605 shares and sole dispositive power over 1,936,180 shares (3.13%). BGFA had sole voting and dispositive power over 1,719,123 shares (2.78%). BGI, LTD had sole voting and dispositive power over 34,645 shares (.06%).

(10)
Includes information concerning Artisan Partners Limited Partnership ("Artisan Partners"), Artisan Investment Corporation, the general partner of Artisan Partners ("Artisan Corp."), Andrew A. Ziegler and Carlene Murphy Ziegler. On January 26, 2007, Artisan Partners, Artisan Corp., Andrew A. Ziegler and Carlene Murphy Ziegler jointly filed information on Schedule 13G with the Commission reporting investments set forth above. We have relied solely upon the filings with the Commission to provide the information herein. Artisan Corp. is the General Partner of Artisan Partners; Mr. Ziegler and Ms. Ziegler are the principal stockholders of Artisan Corp. all of whom share voting power over 2,705,900 shares and dispositive power over 3,157,300 shares as of December 31, 2006.

COMPENSATION OF DIRECTORS

        Our Board annually reviews and establishes the compensation of our non-employee directors based on recommendations from our CEO in consultation with our Compensation Committee. In setting director compensation we review, among other things, director compensation surveys in publications for boards of directors and the publicly-available data of our peer companies.

        For 2006, all non-employee directors were paid a $25,000 annual retainer, of which 50-100% was paid in stock, with the percentage set by the individual director on a semi-annual basis. All non-employee directors also received shares of our Common Stock valued at approximately $2,500 for each Board and Annual Meeting attended. In addition, each director received a committee meeting fee of $1,500 per committee meeting attended. The Chairs of the Audit, Compensation and Nominating/Corporate Governance Committees of the Board received an additional retainer amount of $15,000, $10,000 and $5,000, respectively. For 2007, the non-employees directors will be paid a $30,000 all cash annual retainer and will receive shares of our Common Stock valued at approximately $2,500 for each Board and Annual Meeting attended and valued at approximately $1,500 for each committee meeting attended. Audit, Compensation and Nominating/Corporate Governance chairs will receive retainers in our Common Stock valued at approximately $15,000, $10,000 and $5,000, respectively.

        Each non-employee director receives an initial grant of options to purchase 20,000 shares of CIBER Common Stock when that director takes office. This initial option grant vests in equal annual installments over two years and expires 10 years from the date of grant. In addition, after each year of service, each non-employee director receives an anniversary option grant to purchase 5,000 shares of Common Stock. Anniversary option grants vest fully after one year and also expire 10 years from the date of grant. All options are granted under our 2004 Incentive Plan (the "Plan") approved by our stockholders at the April 27, 2004 Annual Meeting. The Plan is administered by the Board. The Plan also authorizes the Board, in its discretion, to adopt awards for director service on Board committees.

        We reimburse our directors for travel and lodging expenses incurred in connection with their attendance at directors' and Stockholders' meetings and at other Company-sponsored events. We also make long-term care insurance available to directors and/or their spouses, as well as to certain executive officers. Directors may participate at their option. The cost to us depends on the age of the director and/or spouse electing to participate but ranges from $3,497 to $5,402 per participating director per year. Except as set forth below for Mr. Stevenson, directors receive no perquisites other than the long-term care insurance, which did not reach the $10,000 disclosure threshold.

Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)	Option Awards ($)(3)		All Other Compensation ($)		Total ($)
Bobby G. Stevenson	—		34,979	6,395		24,157	(4)	65,531
Peter H. Cheesbrough	43,509	(5)	22,481	14,334	(6)	—		80,324
Paul A. Jacobs	27,509	(7)	22,481	9,593		—		59,583
Archibald J. McGill	28,009	(8)	22,481	3,845		—		54,335
George A. Sissel	20,011	(9)	34,979	9,013		—		64,003
James C. Spira	22,509	(10)	22,481	9,625		—		54,615
James C. Wetherbe	12,509		22,481	9,593		—		44,583

(1)
This column represents the cash portion of the annual retainer, as well as any additional retainer amounts and committee meeting fees paid or earned.

(2)
This column represents the issuance of shares from treasury stock to directors for the applicable portion of their annual retainers and for all Board and Annual Meeting fees. For meeting fees, the number of shares issued depends on the closing price of our Common Stock on the date of the meeting. For the annual retainer, which is paid in two payments, the number of shares issued depends on the closing price of our Common Stock on June 30 and December 31 and the director-elected percentage of the annual retainer to be paid in stock. For Board meeting fees, each director received 426 shares at $5.86 per share on February 23, 2006, 366 shares at $6.83 per share on May 2, 2006, 396 shares at $6.30 per share on August 8, 2006 and 378 shares at $6.61 per share on November 1, 2006. These amounts are included in the totals for the Stock Awards column. For semi-annual retainer payments, Mr. Stevenson and Mr. Sissel each received 1,896 shares at $6.59 per share on June 30, 2006, and 1,843 shares at $6.78 per share on December 31, 2006. Mr. Cheesbrough, Mr. Jacobs, Mr. McGill, Mr. Spira and Dr. Wetherbe each received 948 shares at $6.59 per share on June 30, 2006, and 921 shares at $6.78 per share on December 31, 2006.

(3)
The aggregate number of outstanding option awards for each director as of December 31, 2006, was as follows: Mr. Stevenson 23,000 options; Mr. Cheesbrough 40,000 options; Mr. Jacobs 25,000 options; Mr. McGill 61,000 options; Mr. Sissel 39,000 options; Mr. Spira 39,000 options and Dr. Wetherbe 25,000 options. The amounts presented in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with Statement of Financial Accounting Standards No.123(R), for awards pursuant to the 2004 Incentive Plan. Unless otherwise indicated, the amounts presented here are for options granted during fiscal year 2006. Assumptions used in the calculation of expense for 2006 option grants are included in Note 15 to the Consolidated Financial Statements in our 2006 Annual Report on Form 10-K, which was filed with the Commission on March 9, 2007.

(4)
All Other Compensation for Mr. Stevenson includes country club dues and related expenses in the amount of $2,026, long-term care insurance in the amount of $5,138, secretarial and administrative assistance in the amount of $11,770, sports event catering of $3,395 and small miscellaneous items.

(5)
Includes a $4,000 payment related to reconciliation of 2005 Audit Committee meeting fees and a $15,000 retainer for serving as Chair of the Audit Committee.

(6)
$12,801 of this amount is related to expense recognized during fiscal year 2006 for an option award granted during fiscal year 2005. The assumptions used in the calculation of expense for 2005 option grants are included in Note 15 to the Consolidated Financial Statements in our 2006 Annual Report on Form 10-K, which was filed with the Commission on March 9, 2007.

(7)
Includes a $3,000 payment related to reconciliation of 2005 Audit Committee meeting fees.

(8)
Includes a $3,500 payment related to reconciliation of 2005 Audit Committee meeting fees.

(9)
Includes a $3,000 payment related to reconciliation of 2005 Audit Committee meeting fees and a $5,000 retainer for serving as Chair of the Nominating/Corporate Governance Committee.

(10)
Includes a $10,000 retainer for serving as Chair of the Compensation Committee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

        We compensate our senior management through a mix of programs designed to keep us viable in an increasingly competitive marketplace. To that end, our compensation philosophy is intended to attract, retain and reward the most appropriate executive talent and to align the interests of senior management with those of our stockholders. Compensation programs for all employees, but particularly for our CEO, CFO, COO and other Named Executive Officers (collectively, "NEOs"), are determined considering the compensation for the executive officers of our competitor companies, as well as revenue size, profit, geographic scale and business model complexity and the position, responsibilities and performance of an individual NEO. Our compensation setting process consists of annually establishing individual base salaries, variable compensation (bonus) targets and equity compensation. Variable compensation targets are tied to achievement of measurable corporate and business unit performance goals and objectives. Internal pay equity is based on the premise that total compensation should be higher for individuals with greater responsibility and ability to impact the achievement of our strategic objectives.

        We seek to maximize the deductibility of compensation for tax purposes under Section 162(m) of the Internal Revenue Code; however, we may approve a compensation plan that does not qualify for the deduction if we determine it is in our best interests to do so. We are also committed to encouraging stock ownership by our senior executive officers. Accordingly, our Compensation Committee has adopted a formal stock ownership policy that requires our senior executive officers to own 1,000 shares of our Common Stock and 100,000 stock options and our directors to own 5,000 shares of our Common Stock and 25,000 stock options. Our officers and directors are expected to meet these requirements within one year of employment for senior executive officers and one year of election to the Board of Directors for directors and to hold stock options and Common Stock for at least six months after acquisition. Directors and senior executive officers are prohibited by our Insider Trading Policy from trading our Common Stock on margin.

        In February 2005, the Compensation Committee retained the services of Mercer Human Resources Consulting ("Mercer") to evaluate and make recommendations regarding the compensation of Mr. Slingerlend, our President and Chief Executive Officer, and, to a more limited extent, the compensation of Mr. Durham, our Senior Vice President and Chief Financial Officer. Mercer performed an analysis of our compensation practices and of nine comparable companies whose individual compensation information is publicly disclosed. The companies selected provide business consulting and solutions, systems integration, managed services and applications development in geographic areas and for customers similar to us. The companies included BearingPoint, Inc., Perot Systems Corp., MPS Group Inc., Keane Inc., SRA International, Inc., MAXIMUS Inc., Covansys Corp., Analysts International Corp. and Computer Horizons. Mercer analyzed compensation levels, reviewed tax and accounting implications and considered the impact of equity dilution and overhang, shareholder perspective and sound governance principles. Mercer met individually with members of our Board of Directors and senior management to learn about our operations and the markets in which we compete. Mercer concluded that Mr. Slingerlend's total compensation (salary, bonus and option grant value) was below market levels at the time of the study. Mercer's recommendations on Mr. Slingerlend's and Mr. Durham's long-term compensation were reviewed and approved with some modifications by the Compensation Committee and our Board of Directors and the decisions are reflected in Mr. Slingerlend's and Mr. Durham's compensation for 2005 and 2006. We have not used Mercer for any other consulting services.

        While publicly available information from peer group companies is not used as a final determination of compensation level, we continue to use such information to confirm that our compensation levels are reasonable and will allow us to remain competitive in the employment market. Our present compensation peer group includes Bearing Point, Inc., Perot Systems Corp., Modis (formerly MPS Group Inc.), Keane Inc. and MAXIMUS Inc. These companies were selected by the Compensation Committee because they offer information technology services similar to ours with both domestic and foreign clients, in both the public and private sectors and both customer and ERP computer systems. These companies have revenues between $300 million and $3.4 billion and are all public companies that disclose executive compensation information.

Elements of Executive Compensation

        Our executive compensation is performance-driven and consists of the following components: base salary, annual variable cash bonuses and equity compensation awards in the form of stock options. The base salary and annual cash bonuses are provided for in each NEO's annually-renewable employment agreement. The design of our total short-term compensation allocates approximately 60-65% to base salary and approximately 35-40% to variable compensation in the form of cash bonuses. The actual percentage mix with respect to each NEO is subject to the nature of the specific business for which each NEO is responsible and the application of the judgment of the Compensation Committee in consultation with the CEO. The annual variable cash bonuses that make up approximately 35-40% of short-term compensation represent approximately 50% of base salary. We believe this mix is appropriate to provide each executive with a competitive base salary and sufficient "at-risk" compensation to drive performance against objectives.

  Base Salary

        In determining base salaries, we consider the executive's position and responsibilities, qualifications and experience, goals and responsibilities, competitive salaries at peer group companies, past performance, prior year(s) compensation and internal pay equity. Base salaries are reviewed annually and adjusted from time to time to align them with changes in the factors noted above, if necessary. The Compensation Committee sets the salary for Mr. Slingerlend, and reviews and approves the salaries for the other executive officers based on recommendations from Mr. Slingerlend. The following table reflects the adjustments made to the base salaries of the NEOs for the 2007 fiscal year (beginning January 1, 2007) based on the philosophy and principles discussed above.

Name	Title	2006 Base Salary		2007 Base Salary
Mac J. Slingerlend	President & CEO	$565,000		$600,000
David G. Durham	SVP & CFO	$330,000		$350,000
David E. Girard	EVP & COO	$416,000		$425,000
Wally Birdseye	SVP/Federal	$300,000		$310,000
Terje Laugerud	President & CEO/Europe	$333,000	*	$351,500	*

*
Amounts for Mr. Laugerud are based on a conversion rate of 1.85 British pounds sterling to 1 dollar throughout this Proxy Statement.

  Annual Variable Compensation

        We award variable compensation in the form of cash bonuses for achievement of specified performance objectives that have both qualitative and quantitative aspects. Each fiscal year, objectives are established for that fiscal year that relate to the operations that report to an individual NEO. The objectives are reflected in the annual business plans along with bonus targets for each objective. Bonus payments are calculated based on performance against the targets set for that fiscal year. The bonus targets for Mr. Slingerlend are based on total company revenue growth and pre-tax income growth. Mr. Durham's 2006 targets were based on total company revenue and pre-tax income growth but were changed in the middle of 2006 to also include tax rate achieved and accounts receivable day's sales outstanding. Targets for Mr. Girard, Mr. Birdseye and Mr. Laugerud are business unit revenue and net operating income ("NOI") growth. In addition, certain qualitative metrics, that may include development of people, leadership, teamwork and dedication to our performance, are applied to all executives.

        The general criteria for the 2006 variable compensation awards of Mr. Slingerlend, Mr. Durham, Mr. Girard, Mr. Birdseye and Mr. Laugerud established by the Compensation Committee include: (1) a percentage award from 34-40% of total variable compensation opportunity for the achievement of the company revenue growth and business unit revenue growth targets; (2) a percentage award from 36-48% of total variable compensation opportunity for the achievement of company pre-tax income or business unit NOI growth targets and (3) a percentage award of 16-30% of total variable compensation opportunity for qualitative matters. In addition to the above targets, Mr. Durham had a target of up to 35% of his total variable compensation opportunity for tax rate achieved and accounts receivable day's sales outstanding. No bonus payments for a particular target will be made if less than the minimum is achieved and the maximum target must be achieved for a 100% payout on that target. Mr. Slingerlend and Mr. Durham also each have the opportunity to earn an additional $2,500 for each 1% the Company is over business plan for revenue and pre-tax income. Messrs. Girard, Birdseye and Laugerud also have the opportunity to earn an additional $5,000, $2,500 and $1,850, respectively, for each 1/2% each exceeds business plan with respect to revenue and for each 1% each exceeds business plan with respect to NOI.

        The following table illustrates the 2006 minimum and maximum business plan revenue and NOI targets and payout percentages on those targets for Messrs. Slingerlend, Durham, Girard, Birdseye and Laugerud. No NEO is guaranteed a bonus payment.

	Messrs. Slingerlend and Durham		Mr. Girard		Mr. Birdseye		Mr. Laugerud
2006 Target	Company Revenue	Company Pre- Tax Income	U.S. Revenue	U.S. NOI	Federal Revenue	Federal NOI	Europe Revenue	Europe NOI
Maximum Payout (100%)	99.5%	92.3%	98.9%	99.2%	98.5%	100%	100.6%	100.6%
Minimum Payout (20%)	95%	78.8%	95.6%	84.5%	91.2%	87.2%	97.3%	76.9%

        The Compensation Committee approves the annual variable compensation award program for Mr. Slingerlend and, based on recommendations from Mr. Slingerlend, the annual variable compensation awards for Mr. Durham, Mr. Girard, Mr. Birdseye and Mr. Laugerud and such other senior officers as appropriate. We regularly make small annual adjustments to the percentages allocated to the qualitative and quantitative targets discussed above as necessary to focus senior management on what is important in the coming year. Compensation paid may also be adjusted by taking unforeseen circumstances, past difficulties and future challenges into account. This process has benefited us by contributing to the stability of our senior management team. For 2006, the target bonus awards were as follows: Mr. Slingerlend $350,000, Mr. Durham $180,000, Mr. Girard $250,000, Mr. Birdseye $150,000 and Mr. Laugerud $152,625. The actual cash bonuses earned by Mr. Slingerlend, Mr. Durham, Mr. Girard, Mr. Birdseye and Mr. Laugerud were $220,699, $122,371, $172,755, $30,000 and $100,623, respectively. In addition, during 2006 Mr. Birdseye was eligible to receive bonus payments in connection with a Federal segment plan by which senior level managers can receive bonuses for newly secured outsourcing, application development or enterprise integration business of specified minimum dollar values. Mr. Birsdeye received $21,334 in connection with that plan in 2006. For 2007, the target bonus awards will be as follows: Mr. Slingerlend $360,000, Mr. Durham $190,000, Mr. Girard $275,000, Mr. Birdseye $175,000 and Mr. Laugerud $185,000. These target bonuses vary compared to 2006 levels for Messrs. Slingerlend, Durham, Girard, Birsdeye and Laugerud by $10,000, $10,000, $25,000, $25,000 and $32,375, respectively.

        We presently have no policy to recover payments if the relevant performance measures upon which they are based are restated or otherwise adjusted. We will review the need for such a policy as appropriate.

  Equity Incentive Program

        We award NEOs non-qualified stock options as our form of equity compensation. We believe that stock options focus management on driving operating performance in a way that improves shareholder value. Our 2004 Incentive Plan (the "Plan") was approved by our Stockholders and incorporates, among others, the following features: (1) the term of the grant does not exceed 10 years; (2) the grant price is not less than the market price on the date of the grant and (3) re-pricing of options is prohibited unless approved by the Stockholders. Broad-based quarterly option awards vest 33% per year over three years and quarterly performance option awards vest 50% over two years. The vesting of discretionary options is determined at the time of the award and generally ranges from two to four years. Vesting periods are generally long enough to encourage executive retention and the preservation of shareholder value.

        We have reviewed our historical grants to our NEOs and are confident in the integrity of our stock option granting process. We do not grant options to NEOs during a trading "blackout period" under our Insider Trading Policy or when in the possession of material non-public information that may affect stock price. Non-NEO options, which are generally formulaic and small in amount, may be granted whether or not quarterly earnings have been publicly released.

        We have several options programs that are annually approved by our Board of Directors. For 2006, the programs consisted of a pool of approximately 500,000 options to be used for formulaic, quarterly, broad-based option grants, one-time option grants for new hires and exceptional employee contributions, ad hoc performance-based grants and quarterly performance-to-business plan grants. Our NEOs do not participate in the broad-based program. With the exception of Mr. Slingerlend, whose stock options awards were determined consistent with the Mercer recommendations, our NEOs are eligible for grants pursuant to the quarterly performance-based option grant program.

        In determining the number of options to be granted, we have established a guideline to grant no more than 1-2% of shares outstanding per year and to limit overall grants to avoid creating an overhang of more than 12% of shares outstanding. In making awards to individual executives and subject to the application of our judgment, we take into account the individual's position, scope of responsibility, ability to affect profits and shareholder value and the individual's past and present performance. In the case of Mr. Slingerlend, we have also taken into account the recommendations of Mercer to grant a number of options to address a historical compensation shortfall and to implement a more structured annual equity grant for Mr. Slingerlend.

        In 2006 and consistent with the Mercer recommendations, which the Compensation Committee believes continue to be relevant, the Compensation Committee awarded Mr. Slingerlend 200,000 stock options. In 2006, Messrs. Durham, Girard, Birdseye and Laugerud had the opportunity to earn, respectively, 5,000, 7,500, 5,000 and 5,000 stock options each quarter upon achievement of 95% of their business plan revenue and 85% of business plan NOI. The Compensation Committee approved option awards for Mr. Durham, Mr. Girard, Mr. Birdseye and Mr. Laugerud in amounts of 10,000, 22,500, 7,000 and 14,000 respectively for 2006. Quarterly stock option award opportunities for 2007 established by the Compensation Committee on the recommendation of Mr. Slingerlend are 5,000 for Mr. Durham, 7,500 for Mr. Girard, 5,000 for Mr. Birdseye and 5,000 for Mr. Laugerud.

  Other Benefits

        Our health care insurance and other welfare and employee-benefit programs are the same for all eligible employees, including our executive officers. Our executive officers also receive various modest personal benefit perquisites that we believe are consistent with their positions, the need for appropriate entertainment forums for customers and their roles in the community. We expect to continue to provide these perquisites. The perquisites may include physicals, membership in social and country clubs, life insurance and sporting event tickets and are more fully discussed in the Summary Compensation Table. To provide a competitive salary and benefits to Mr. Laugerud, as is customary in Europe, Mr. Laugerud's employment agreement provides for an annual automobile allowance of $24,420.

Post-Termination Compensation and Benefits

  Employment and Change in Control Agreements

        Pursuant to their employment and change in control agreements, our NEOs may receive payments upon termination of employment other than for cause, or in the event of a change in control of the Company. We believe that reasonable severance benefits and payments upon a change in control are necessary components of a competitive pay package. Payments are appropriate in both instances given the period of time that may be necessary for an executive officer to find comparable employment following a termination or change in control. In addition, payments upon a change in control are appropriate because they provide stability and continuity of business leadership in a period of transition following a change in control thus benefiting our shareholders.

        The severance benefits payable under the employment agreements vary somewhat from executive to executive and are more fully set forth in the Termination and Change in Control Payments tables and narrative discussion below. Each employment agreement includes a covenant by the executive not to compete with us or to solicit our employees for 18 months following termination and each executive is subject to liquidated damages for breach of these covenants. These provisions are also part of the change in control agreements. Severance payments are not in addition to change in control payments.

        The provisions for payments under the change in control agreements supersede any similar provisions in our executives' employment agreements in the event of a change in control. The payments include a multiple of salary and target bonus (3 times for Mr. Slingerlend, 2 times for Mr. Girard and Mr. Durham, 1.5 times for Mr. Laugerud and 1 times for Mr. Birdseye), medical, life and disability and long-term care insurance premiums for up to 36 months following termination and one year of outplacement services. Two separate criteria must be met before payments are made upon a change in control. First, a change in control must occur as defined in the agreement and second, the executive must be terminated or constructively terminated. Accelerated vesting of an executive's equity compensation is at the judgment and discretion of our Board of Directors as the Administrator of our 2004 Incentive Plan. In addition, terminated executives would be entitled to receive any payments that they would otherwise have been eligible for under our 401(k) plan and, for Mr. Slingerlend, under his Salary Continuation Retirement Plan. Change in control payments are discussed in more detail in the Termination and Change in Control Payments tables and narrative below.

  Retirement Plan

        On March 30, 1995, our Board of Directors entered into a Salary Continuation Retirement Plan (the "Plan") with Mr. Slingerlend under which we will make certain post-employment payments to him or his designated beneficiaries, except in the event of a termination for cause. Our Board of Directors believed such a plan was appropriate to recognize Mr. Slingerlend's efforts in our growth and success. Recent changes to the plan result from the Mercer recommendations.

        The Plan provides that payments will be made at the rate of one year for each year that Mr. Slingerlend was an employee of the Company, not to exceed 20 years. Payment will begin after Mr. Slingerlend's termination of employment and upon reaching age 60. Annual payment amounts will range from $137,500 at the present time to $200,000 per year, depending upon Mr. Slingerlend's age at the time of termination of employment. The Plan also provides that, should Mr. Slingerlend's employment terminate subsequent to a change in control of the Company, the payments will be 150% of the amounts payable at age 60-62 annually over a period not to exceed 20 years. Additional details are provided below in the Pension Plan Table.

Summary Compensation Table Discussion

        For 2006, the target variable compensation (bonus) awards were as follows: Mr. Slingerlend $350,000, Mr. Durham $180,000, Mr. Girard $250,000, Mr. Birdseye $150,000 and Mr. Laugerud $152,625. The actual cash bonuses earned by Mr. Slingerlend, Mr. Durham, Mr. Girard, Mr. Birdseye and Mr. Laugerud were $220,699, $122,371, $172,555, $30,000 and $100,623, respectively. Total actual bonus awards are reported in both the Bonus and Non-Equity Incentive Plan Compensation columns. The Bonus column includes that portion of the bonus award that is discretionary and the Non-Equity Incentive Plan Compensation column includes that portion of the award that is based on the targeted performance plan approved by the Compensation Committee at the beginning of the fiscal year.

        For 2007, the target bonus awards will be as follows: Mr. Slingerlend $360,000, Mr. Durham $190,000, Mr. Girard $275,000, Mr. Birdseye $175,000 and Mr. Laugerud $185,000. These target bonuses vary slightly compared to 2006 levels, namely by $10,000, $10,000, $25,000, $25,000 and $32,375, respectively. Minimum bonus opportunity at business plan achievement is 100% and maximum payout for the NEOs is 110%. There is no guarantee of bonus payments for any NEO.

        The Summary Compensation Table for the most recent financial year is as follows:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)		Total ($)
Mac J. Slingerlend President & CEO	2006	565,000		105,000		208,210		115,699		130,000	23,933	(3)	1,147,842
David G. Durham SVP & CFO	2006	330,000		45,000		19,481	(4)	77,371		—	21,094	(5)	492,946
David E. Girard EVP & COO	2006	416,000		40,000		11,328		132,755		—	3,690		603,773
Wally Birdseye SVP/Federal	2006	300,000		30,000		5,090		21,334	(6)	—	4,979		361,403
Terje Laugerud President & CEO/Europe	2006	333,000	(8)	18,500	(8)	75,305	(7)	82,123	(8)	—	31,080	(8)(9)	540,008

(1)
The amounts presented in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with Statement of Financial Accounting Standards No.123(R), for awards pursuant to the 2004 Incentive Plan. Unless otherwise indicated, the amounts presented here are for options granted during fiscal year 2006. Assumptions used in the calculation of expense for 2006 option grants are included in Note 15 to the Consolidated Financial Statements in our 2006 Annual Report on Form 10-K, which was filed with the Commission on March 9, 2007.

(2)
Consists of amounts contributed under our 401(k) Savings Plan, amounts we pay for life insurance benefits, and, in certain circumstances that are separately identified, the value of perquisites and other personal benefits with an aggregate value of at least $10,000. Savings Plan contributions for the year ended December 31, 2006, were: $3,000 each for Mr. Slingerlend, Mr. Durham, Mr. Girard and Mr. Birdseye. Life insurance premiums paid for the year ended December 31, 2006, were: Mr. Slingerlend $5,292; Mr. Durham $421; Mr. Girard $690; and Mr. Birdseye $1,979.

(3)
In addition to the items noted in footnote 2 above, this amount includes total perquisites for Mr. Slingerlend of $15,641, consisting of expenses for long-term care insurance ($5,402), the portion of country club membership fees and related country club expenses pertaining to Mr. Slingerlend's personal use ($3,164), and catering for Mr. Slingerlend's personal use of Company-owned boxes at entertainment events ($7,075).

(4)
$17,507 of this amount relates to expense recognized during fiscal year 2006 for an option award granted during fiscal year 2002. The assumptions used in the calculation of expense for options granted in 2002 were as follows: expected term of 5.0 years, risk-free interest rate of 3.75%, volatility of 80% and a dividend yield of 0%.

(5)
In addition to the items noted in footnote 2 above, this amount includes total perquisites for Mr. Durham of $17,673, consisting of expenses for long-term care insurance ($5,725), the portion of country club membership fees and related country club expenses pertaining to Mr. Durham's personal use ($5,108), and Mr. Durham's personal use of company-paid tickets to sporting events ($6,840).

(6)
This amount was earned in connection with the Federal segment bonus plan by which senior level managers can receive bonuses for newly-secured outsourcing, application development or enterprise integration business of specified minimum dollar values.

(7)
$67,978 of this amount relates to expense recognized during fiscal year 2006 for an option award granted during fiscal year 2003. The assumptions used in the calculation of expense for options granted in 2003 were as follows: expected term of 5.0 years, risk-free interest rate of 3.00%, volatility of 55% and a dividend yield of 0%.

(8)
Amount is based on a conversion rate of 1.85 British pounds sterling to 1 dollar.

(9)
This amount includes total perquisites for Mr. Laugerud of $31,080, consisting of expenses for pension plan contributions of $6,660 and an annual automobile allowance totaling $24,420.

Grants of Plan-Based Awards Table Discussion

        As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, option grants in 2006 to the CEO were, in part, based upon a study performed by Mercer in 2005 which concluded the "equity-based, longer-term" incentive compensation to the CEO was potentially considered as less than peer companies. The grants to NEOs other than the CEO are formula driven against performance targets built around the business plans of the respective NEO.

        If an NEO is awarded the maximum number of options under his performance plan, the options for fourth quarter performance will be awarded during the first quarter of the following year. Accordingly, Mr. Girard was awarded 7,500 stock options and Mr. Laugerud was awarded 4,000 stock options on January 25, 2007, as part of their respective 2006 programs.

Grants of Plan-Based Awards

Estimated Possible Payouts Under Equity Incentive Plan Awards
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards							Grant Date Fair Value of Stock and Option Awards ($)
Exercise or Base Price of Option Awards ($/Sh)
Name	Option Approval Date	Options Grant Date	Threshold(1) ($)		Maximum(2) ($)		Maximum(3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)
Mac J. Slingerlend	2/23/06 N/A	2/23/06 N/A	— 49,000		— 350,000		— —	200,000 —	5.86 —	457,480 N/A
David G. Durham	2/23/06 N/A	11/27/06 N/A	— 39,300		— 180,000		— 20,000	10,000 —	6.73 —	21,015 N/A
David E. Girard	2/23/06 2/23/06 2/23/06 N/A	4/19/06 7/19/06 10/19/06 N/A	— — — 35,000		— — — 250,000		— — — 30,000	7,500 7,500 7,500 —	6.82 6.55 7.21 —	17,105 16,111 16,886 N/A
Wally Birdseye	2/1/06 2/23/06 N/A	2/1/06 4/19/06 N/A	— — 20,000		— — 150,000		— — 20,000	2,000 5,000 —	6.13 6.82 —	4,786 11,403 N/A
Terje Laugerud	2/23/06 2/23/06 2/23/06 N/A	4/19/06 7/19/06 10/19/06 N/A	— — — 37,000	(4)	— — — 152,625	(4)	— — — 20,000	5,000 5,000 4,000 —	6.82 6.55 7.21 —	11,403 10,743 9,006 N/A

(1)
The amounts shown in the Threshold column are based on the assumption that each named executive meets the minimum business plan target for each category within the Company's Annual Variable Compensation Plan applicable to each respective executive.

(2)
In accordance with the Company's Annual Variable Compensation Plan for executives, there is the possibility of receiving additional payouts in the event that business plan targets for revenue and NOI are exceeded. Payments could be increased for Mr. Slingerlend and Mr. Durham by $2,500 for each additional 1% of revenue or NOI above business plan revenue and business plan NOI. Payments could be increased for Mr. Girard and Mr. Birdseye by $5,000 and $2,500, respectively, for each additional 1/2% of revenue above business plan revenue and for each additional 1% of NOI above business plan NOI. Payments could be increased for Mr. Laugerud by $1,850 (amount is based on a conversion rate of 1.85 British pounds sterling to 1 dollar) for each additional 1/2% of revenue over business plan revenue and each additional 1% of NOI over business plan NOI.

(3)
The attainment of these awards is determined on a quarterly basis after the prior quarter's results are known. Therefore, the grant of awards pertaining to the fourth quarter of 2006, if applicable, will be made during the first quarter of 2007.

(4)
Amount is based on a conversion rate of 1.85 British pounds sterling to 1 dollar.

Outstanding Equity Awards at Fiscal Year End

		Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Mac J. Slingerlend	570,000 30,000 100,000 100,000 200,000 15,000 20,000 12,000 25,000 600,000 68,000	— — — — — — — — — — 132,000	(1)	— — — — — — — — — — —	4.63 6.15 10.18 5.02 5.45 6.00 8.78 8.92 9.40 7.18 5.86	1/9/11 10/30/11 1/22/12 7/29/12 12/20/12 5/29/13 6/9/14 11/4/14 12/20/14 3/30/15 2/23/16
David G. Durham	10,000 20,000 10,000 20,000 7,500 20,000 10,000 5,000 12,000 7,500 6,000 25,000 5,000 —	— — — — — — — — — — — — — 10,000	(2)	— — — — — — — — — — — — — —	4.38 8.78 6.51 5.02 6.15 5.45 6.00 8.44 9.26 8.78 8.92 7.18 6.50 6.73	12/11/10 12/13/11 5/6/12 7/29/12 12/13/12 12/20/12 5/29/13 12/10/13 1/31/14 6/9/14 11/4/14 3/30/15 11/2/15 11/27/11
David E. Girard	200,000 50,000 — — —	— — 7,500 7,500 7,500	(3) (4) (5)	— — — — —	7.66 10.00 6.82 6.55 7.21	8/12/15 8/12/15 4/19/11 7/19/11 10/19/11

Wally Birdseye	10,000 5,000 2,500 5,250 3,333 8,000 3,250 3,750 6,250 7,500 5,550 20,000 10,000 4,500 3,750 5,000 4,500 — —	— — — — — — — — — — — — — — — — — 2,000 5,000	(6) (3)	— — — — — — — — — — — — — — — — — — —	13.25 8.78 6.51 6.15 6.00 8.44 8.75 7.96 7.86 8.92 9.64 7.44 7.19 7.82 7.70 6.50 6.16 6.13 6.82	5/25/10 12/13/11 5/6/12 12/13/12 5/29/13 12/10/13 5/3/14 7/1/14 10/1/14 11/4/14 1/1/15 3/8/15 4/11/15 5/6/15 8/8/15 11/2/15 11/4/15 2/1/16 4/19/11
Terje Laugerud	75,000 12,500 8,000 7,000 7,500 10,000 5,000 5,000 4,000 2,500 — — —	25,000 — — — — — — — — — 5,000 5,000 4,000	(7) (3) (4) (5)	— — — — — — — — — — — — —	4.80 4.80 6.00 8.44 8.75 7.52 8.92 7.82 6.50 6.16 6.82 6.55 7.21	2/6/13 2/16/13 5/29/13 12/10/13 5/3/14 10/1/14 11/4/14 5/6/15 11/2/15 11/4/15 4/19/11 7/19/11 10/19/11

(1)
Stock options vest initially at the rate of 8.5% monthly, with vesting dates of 3/23/06, 4/23/06, 5/23/06 and 6/23/06; thereafter, stock options vest at the rate of 22% per year, with vesting dates of 6/23/07, 6/23/08 and 6/23/09.

(2)
Stock options vest 50% on 5/27/07 and 50% on 5/27/08.

(3)
Stock options vest at the rate of 50% per year, with vesting dates of 4/19/07 and 4/19/08.

(4)
Stock options vest at the rate of 50% per year, with vesting dates of 7/19/07 and 7/19/08.

(5)
Stock options vest at the rate of 50% per year, with vesting dates of 10/19/07 and 10/19/08.

(6)
Stock options vest at the rate of 25% per year, with vesting dates of 2/1/07, 2/1/08, 2/1/09 and 2/1/10.

(7)
Stock options vest at the rate of 25% per year, with vesting dates of 2/6/04, 2/6/05, 2/6/06 and 2/6/07.

        None of the NEOs exercised any stock options during the 2006 fiscal year.

Pension Benefits

        Mr. Slingerlend is the only executive who has a pension benefit other than 401(k) benefits. Our 401(k) is generally available to all our U.S. employees on a non-discriminatory basis. The CEO's Salary Continuation Retirement Plan (the "Plan") was established in March 1995 because the Board wanted to recognize the CEO's efforts in our growth and success. The Plan, which was last amended in March 2006, provides for benefit payments to be made for up to 20 years after Mr. Slingerlend's termination of employment with us, beginning with an annual payment of $137,500 if he retires at age 60 and increasing to $200,000 annually if he retires at age 65 or older. The Plan also provides that, if Mr. Slingerlend's employment terminates subsequent to a change in control of the Company, the payments will be $225,000, which is 150% of the amounts payable at age 60, payable annually for a period not to exceed 20 years. The Plan further provides that, in the event Mr. Slingerlend and his designated beneficiary under the Plan die simultaneously, the maximum benefit payable to Mr. Slingerlend's estate shall be $500,000. The net present value of the Plan is determined using a discount rate of 5% and assumes that Mr. Slingerlend retires from the Company at age 65 and receives benefits under the plan for 20 years. The present value of the accumulated benefit under the Plan was fully accrued by us as of December 31, 2006. The plan, however, is unfunded except in the case of change in control of the Company.

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)(3)
Mac Slingerlend	Salary Continuation Retirement Plan	20	2,492,000	0

(1)
Annual payments to be made equal the number of years of service, not to exceed 20 years. For purposes of this analysis, we assumed retirement at age 65 with 24 years of service resulting in 20 annual payments.

(2)
Although we assumed for this analysis that the executive retired at age 65 with 24 years of service, the net present value of the Plan as of December 31, 2006, is $1,554,000 and the executive's 2006 increase under the Plan was $130,000.

(3)
No payment will be made under the Plan until six months and one day after termination of employment.

Termination and Change in Control Payments

        The numbers in the tables below are hypothetical numbers based on an assumed December 31, 2006 termination or change in control date. The numbers may be higher or lower depending on actual dates of termination or change in control. All payments are in addition to what the executive would normally be paid to the date of termination such as accrued base salary and unpaid bonus amounts. No executive will receive payments in addition to accrued base salary and unpaid bonus amounts in the event of a voluntary termination (other than retirement) or a termination for cause.

Potential Payment upon Termination or Change in Control (CIC) for Mac Slingerlend

Executive Benefits and Payments Upon Termination	Termination Other than for Cause ($)		Retirement(1) ($)		Death(2) ($)		Disability(2) ($)		Involuntary Not for Cause Termination or Termination For Good Reason (CIC) ($)
Compensation
Base Salary	565,000		—		282,500		565,000		1,695,000	(3)
Short-Term Cash Incentive	85,252	(4)	—		175,000		350,000		1,050,000	(3)
Salary Continuation Retirement Plan	—		2,492,000	(5)	2,492,000	(5)(6)	2,492,000	(5)	3,738,000	(7)
Benefits & Perquisites
Health Insurance	36,000	(8)	—		—		36,000	(8)	30,422	(9)
Life Insurance Proceeds	—		—		1,700,000	(10)	—		—
Long-Term Care	—		—		—		16,206		16,206	(11)
Outplacement Services	—		—		—		—		20,000	(12)
280G Tax Gross-up	—		—		—		—		2,982,486

TOTAL	686,252		2,492,000		4,649,500		3,459,206		9,532,114

(1)
See the Pension Benefits Table at page 33 for discussion of the executive's supplemental executive retirement plan.

(2)
Assumes the executive's date of death or disability is December 31, 2006. 100% of base salary and last twelve months' target bonus is paid in the event of executive's disability; 50% of base salary and last twelve months' target bonus is paid in the event of the executive's death.

(3)
For purposes of this analysis, we assumed the executive's compensation as of the end of the 2006 fiscal year which is as follows: current base salary equal to $565,000 and an annual incentive opportunity target equal to $350,000. The executive's full salary is paid to the date of termination in all situations noted in the table. The executive is entitled to three times the sum of base salary and target bonus pursuant to his change in control agreement.

(4)
Pursuant to the executive's employment agreement, this amount is calculated as an amount equal to 5% of the prior year's actual bonus ($142,087 for 2005) multiplied by the number of months of service in the year of termination which is 12 assuming a 12/31/06 termination date.

(5)
The maximum amount payable for retirement at the age of 65 is determined by multiplying a benefit amount of $200,000 by the executive's tenure with us, not to exceed 20 years using a discount rate of 5%.

(6)
The maximum amount payable to the estate of the executive if the executive and the executive's designated beneficiary die simultaneously is $500,000.

(7)
In the event of a change in control, the benefit amount is 150% of the amount payable upon retirement.

(8)
The executive will receive medical, life and disability premiums in cash for 36 months, not to exceed $1,000 per month.

(9)
The 2007 COBRA benefit for Mr. Slingerlend is $9,650. We assumed an annual increase of 5% to estimate the COBRA rates for Mr. Slingerlend for 2008 and 2009.

(10)
Proceeds of life insurance policies payable to the executive's designated beneficiary.

(11)
We will continue to provide Mr. Slingerlend the long-term care benefits he was receiving immediately prior to the date of termination for a period of 36 months following termination.

(12)
The cost of outplacement services for an executive at the vice presidential level is approximately $5,000. We assumed that the services for an executive at Mr. Slingerlend's level would cost four times that amount.

Potential Payment upon Termination or Change in Control (CIC) for David Durham

Executive Benefits and Payments Upon Termination	Termination Other than for Cause ($)		Retirement ($)	Death ($)		Disability ($)		Involuntary Not for Cause Termination or Termination For Good Reason (CIC) ($)
Compensation
Base Salary	330,000	(1)	—	165,000		165,000	(2)	660,000	(3)
Short-Term Cash Incentive	—		—	—		—		360,000	(3)
Benefits & Perquisites
Health Insurance	12,000	(4)	—	—		12,000	(4)	40,472	(5)
Life Insurance Proceeds	—		—	500,000	(6)	—		—
Long-Term Care	—		—			17,175	(7)	17,175	(7)
Outplacement Services	—		—	—		—		10,000	(8)
280G Tax Gross-up	—		—	—		—		378,997

TOTAL	342,000		—	665,000		194,175		1,466,644

(1)
Pursuant to Mr. Durham's employment agreement, he is entitled to 100% of his base salary opportunity in the event of a termination other than for cause.

(2)
For purposes of this analysis, we assumed termination as of December 31, 2006, and a base salary of $330,000. Pursuant to his employment agreement, Mr. Durham is entitled to 50% of base salary in the event of death or disability.

(3)
For purposes of this analysis, we assumed the executive's compensation as of the end of the 2006 fiscal year was a current base salary equal to $330,000 and an annual incentive opportunity target equal to $180,000. The executive is entitled to two times the sum of base salary and target bonus pursuant to his change in control agreement.

(4)
The executive will receive medical, life and disability premiums in cash for 12 months, not to exceed $1,000 per month.

(5)
For purposes of this analysis, we determined the 2007 COBRA benefit for Mr. Durham of $12,838 and then we assumed an annual increase of 5% to estimate the COBRA rates for 2008 and 2009. Benefits are payable for a period of 36 months following the date of termination and may be reduced to the extent the same type of benefits are received or made available to the executive other than by us.

(6)
Proceeds of life insurance policies payable to the executive's designated beneficiary.

(7)
We will continue to provide Mr. Durham the long-term care benefits he was receiving immediately prior to termination for a period of 36 months following termination.

(8)
The cost of outplacement services for an executive at the vice presidential level is approximately $5,000. We assumed that the services for an executive at Mr. Durham's level would cost two times that amount.

Potential Payment upon Termination or Change in Control (CIC) for David Girard

Executive Benefits and Payments Upon Termination	Termination Other than for Cause ($)		Retirement ($)	Death ($)	Disability ($)	Involuntary Not for Cause Termination or Termination For Good Reason (CIC) ($)
Compensation
Base Salary	96,000	(1)	—	—	—	832,000	(2)
Short-Term Cash Incentive	62,500	(1)	—	—	—	500,000	(2)
Benefits & Perquisites
Health Insurance	12,000	(3)	—	—	—	41,361	(4)
Life Insurance Proceeds	—		—	—	—	—
Long-Term Care	—		—	—	—	22,263	(5)
Outplacement Services	—		—	—	—	10,000	(6)
280G Tax Gross-up	—		—	—	—	483,964

TOTAL	170,500		—	—	—	1,889,588

(1)
For purposes of this analysis, we assumed the executive's compensation at the end of 2006 was $416,000 in base salary, his annual incentive opportunity target was $250,000 and termination occurred December 31, 2006. Pursuant to the executive's employment agreement, the executive will receive 12 weeks of base salary plus 1/4 of the aggregate fully earned bonus for the most recent three months prior to the date of termination.

(2)
The executive is entitled to two times the sum of base salary and target bonus pursuant to his change in control agreement.

(3)
The executive will receive medical, life and disability premiums in cash for 12 months, not to exceed $1,000 per month.

(4)
For purposes of this analysis, we determined the 2007 COBRA benefit of $13,120 and then we assumed an annual increase of 5% to estimate the COBRA rates for 2008 and 2009. Benefits are payable for a period of 36 months following the date of termination and may be reduced to the extent the same type of benefits are received or made available to the executive other than by us.

(5)
We will continue to provide Mr. Girard the long-term care benefits he was receiving immediately prior to termination for a period of 36 months following termination.

(6)
The cost of outplacement services for an executive at the vice presidential level is approximately $5,000. We assumed that the services for an executive at Mr. Girard's level would cost two times that amount.

Potential Payment upon Termination or Change in Control (CIC) for Wally Birdseye

Executive Benefits and Payments Upon Termination	Termination Other than for Cause ($)		Retirement ($)	Death ($)	Disability ($)	Involuntary Not for Cause Termination or Termination For Good Reason (CIC) ($)
Compensation
Base Salary	46,154	(1)	—	—	—	300,000	(2)
Short-Term Cash Incentive	50,000	(1)	—	—	—	150,000	(2)
Benefits & Perquisites
Health Insurance	12,000	(3)	—	—	—	30,419	(4)
Life Insurance Proceeds	—		—	—	—	—
Long-Term Care	—		—	—	—	—
Outplacement Services	—		—	—	—	10,000	(5)
280G Tax Gross-up	—		—	—	—	—

TOTAL	108,154		—	—	—	490,419

(1)
For purposes of this analysis, we assumed the executive's compensation at the end of 2006 was $300,000 in base salary, his annual incentive opportunity target was $150,000 and termination occurred December 31, 2006. Pursuant to the executive's employment agreement, the executive will receive eight weeks of base salary and 1/3 of the aggregate fully earned bonus compensation for the most recent three months before the date of termination.

(2)
For purposes of this analysis, we assumed the executive compensation at the end of the 2006 fiscal year was $300,000 in base salary and an annual incentive opportunity target of $150,000. The executive is entitled to one times the sum of base salary and target bonus pursuant to his change in control agreement.

(3)
The executive will receive medical, life and disability premiums in cash for 12 months, not to exceed $1,000 per month.

(4)
For purposes of this analysis, we determined the 2007 COBRA benefit of $9,650 and then we assumed an annual increase of 5% to estimate the COBRA rates for 2008 and 2009. Benefits are payable for a period of 36 months following the date of termination and may be reduced to the extent the same type of benefits are received or made available to the executive other than by us.

(5)
The cost of outplacement services for an executive at the vice presidential level is approximately $5,000. We assumed that the services for an executive at Mr. Birdseye's level would cost two times that amount.

Potential Payment upon Termination or Change in Control (CIC) for Terje Laugerud

Executive Benefits and Payments Upon Termination	Termination Other than for Cause ($)		Retirement ($)	Death ($)		Disability ($)	Involuntary Not for Cause Termination or Termination For Good Reason (CIC) ($)
Compensation
Base Salary	249,750	(1)	—	—		—	499,500	(2)
Short-Term Cash Incentive	—		—	—		—	224,775	(2)
Benefits & Perquisites
Health Insurance	—		—	—		—	—	(3)
Life Insurance Proceeds	—		—	925,000	(4)	—
Automobile	—		—	—		—	73,260	(5)
Outplacement Services	—		—	—		—	10,000	(6)
280G Tax Gross-up	—		—	—		—	—

TOTAL	247,500		—	925,000		—	807,535

(1)
If the executive is terminated other than for cause, he is entitled to nine months of his salary as severance. For purposes of this analysis, we assumed the executive compensation at the end of the 2006 fiscal year was $333,000 in base salary. This analysis assumes a British pound to the dollar conversion rate of 1.85/1.00.

(2)
The executive is entitled to 1.5 times the sum of base salary and target bonus pursuant to his change in control agreement. For purposes of this analysis, we assumed the executive compensation at the end of the 2006 fiscal year was $333,000 in base salary and an annual incentive opportunity target of $149,850.

(3)
There is no private health care benefit in the U.K. that continues beyond the executive's termination.

(4)
The executive's life insurance benefit is three times his annual salary not to exceed $925,000.

(5)
The executive is entitled to a continuation of the perquisites that are in place at the time of termination to the same extent as if the executive continued to be employed by us for a period of 36 months following termination. Mr. Laugerud receives an annual automobile expense of approximately $24,420.

(6)
The cost of outplacement services for an executive at the vice presidential level is approximately $5,000. We assumed that the services for an executive at Mr. Laugerud's level would cost two times that amount.

        Below is a description of the assumptions that were used in creating the tables. Unless otherwise noted, the descriptions below are applicable to all of the above tables relating to payments upon termination or change in control.

Executive Covenants

        As a condition to the executives' entitlement to receive the base salary amounts referenced in the tables above, the executive is bound by the terms of a non-competition agreement that prohibits the executive from directly or indirectly (i) working for, or investing in, any business in which we have engaged or actively investigated becoming engaged, (ii) soliciting a client or potential client of ours for the purpose of competing with us and (iii) soliciting for hire or hiring an employee of ours for a period of 18 months following termination of employment. The executive is subject to liquidated damage provisions in the event of a breach of any of these prohibitions.

        In addition and as a condition to each executive's entitlement to receive the payments referenced in the tables above in connection with a Change in Control, the executive is required to execute a waiver of claims against us. In addition in connection with a Change in Control, the executive agrees to remain in our employ until the earliest of (i) a date which is six months after the date of a potential Change in Control, (ii) the date of a Change in Control, (iii) the date of termination by the executive of the executive's employment for good reason or by reason of death, disability or retirement, or (iv) the date of termination by us of the executive's employment for any reason.

Payments and Benefits in Connection with Change in Control

  Payments upon Termination

        The executive will be entitled to certain benefits as described in the tables above if the executive's employment is terminated by us other than for cause, by death or disability or terminated by the executive for good reason within the two year period immediately following a Change in Control. The executive's benefit under this provision is equal to a multiple (for Mr. Slingerlend-3 times, Mr. Durham and Mr.Girard-2 times, Mr. Birdseye-1 times and Mr. Laugerud-1.5 times) of the sum of base salary, target annual incentive compensation and the value of any contributions or allocations made on his behalf to any pension plan for the fiscal year.

        A Change in Control means: (i) a 5% increase in the beneficial ownership of our securities by a person who is the beneficial owner of our outstanding securities representing 15% or more of the combined voting power of our then outstanding securities, or a person who becomes the beneficial owner of our securities representing 33% or more of the combined voting power of our then outstanding securities; or (ii) any individuals who constitute the Board and any new director whose appointment by the Board or nomination for election by our stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors in office cease for any reason to constitute a majority of the number of directors then serving; or (iii) a merger or consolidation in which we are not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary or effected to implement a recapitalization in which no person becomes the beneficial owner of 33% or more of the combined voting power of our then outstanding securities or (iv) approval of a plan of liquidation or dissolution by our stockholders or the consummation of an agreement for the sale or disposition of all, or substantially all, of our assets other than a sale or disposition to an entity where at least 80% of the voting securities are owned by our stockholders immediately prior to such sale.

  Involuntary Not for Cause Termination and Termination for Good Reason

        The executive will be entitled to certain benefits as described in the tables above if we terminate the executive's employment for reasons other than cause or terminated by the executive for good reason. A termination is for cause if it is for the willful and continued failure by the executive to substantially perform the executive's duties or the willful engaging by the executive in conduct which is demonstrably and materially injurious to us considered as a whole, monetarily or otherwise. A termination by the executive for good reason means the (i) assignment to the executive of duties that are inconsistent with the executive's level of responsibility immediately before the Change in Control or any diminution in the nature of status of the executive's responsibilities or (ii) a reduction by us in the executive's annual base salary, annual incentive compensation opportunity or long-term incentive compensation opportunity or (ii) the relocation of the executive's principal place of employment more than 50 miles from the executive's principal place of employment immediately before the Change in Control.

  Post-Termination Benefits and Perquisites

        For a period of 36 months following a termination in connection with a Change in Control, we will provide the executive and the executive's dependents life, death, accident and health benefits substantially similar to that provided before termination. Such benefits shall be at no greater after tax cost to the executive than the after tax cost to the executive immediately before the date of termination. For purposes of the tables above, we determined the 2007 COBRA benefit of $9,650 for Mr. Slingerlend, $12,838 for Mr. Durham, $13,120 for Mr. Girard and $9,650 for Mr. Birdseye. There is no private health care benefit payable for Mr. Laugerud under the health care system in the U.K. We then assumed an annual increase of 5% to estimate the COBRA rates for each executive for 2008 and 2009. Benefits are payable for a period of 36 months following the date of termination and may be reduced to the extent the same type of benefits are received or made available to the executive other than by us. For the same 36-month period noted above, we will continue to provide Messrs. Slingerlend, Durham and Girard with the long-term care perquisite the executive was receiving immediately prior to the date of termination.

        We will also provide the executive with one year of outplacement services beginning with the executive's first use of such services. We believe the cost for one year of outplacement services for a vice presidential level is approximately $5,000. We have assumed that the cost of such services for Mr. Slingerlend's position would be approximately four times that amount and the costs of such services for Messrs. Durham, Girard, Birdseye and Laugerud would be approximately two times that amount.

  280G Tax Gross-up

        Upon a Change in Control of the Company, the executive may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code. We have agreed to reimburse the executive for all excise taxes that are imposed on the executive under Section 280G and any income and excise taxes that are payable by the executive as a result of any reimbursements for Section 280G excise taxes. The total 280G tax gross-up amount in the above tables assumes that the executive is entitled to a full reimbursement by us of (i) any excise taxes that are imposed upon the executive as a result of the change in control, (ii) any income and excise taxes imposed upon the executive as a result of our reimbursement of the excise tax amount and (iii) any additional income and excise taxes that are imposed upon the executive as a result of our reimbursement of the executive for any excise or income taxes. The calculation of the 280G gross-up amount in the above tables is based upon a 280G excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and a 4.63% state income tax rate. For the purposes of the 280G calculation it is assumed that no amounts will be discounted as attributable to reasonable compensation. The payment of the 280G tax gross-up will be payable to the executive for any excise tax incurred regardless of whether the executive's employment is terminated. However, the amount of the 280G tax gross-up will change based upon whether the executive's employment with us is terminated because the amount of compensation subject to Section 280G will change.

Equity Treatment in Connection with Change in Control

        Pursuant to the provisions of our 1994 and 2004 Incentive Plans ("Plans"), vested options must be exercised within three months of the date of a voluntary termination or a termination other than for cause. In the event of retirement, vested options must be exercised within three months of the date of retirement if they are Incentive Stock Options and within 12 months of the date of retirement if they are Non-Statutory Stock Options. Unvested options are void for all purposes in the event of a for cause termination. The Board or a Board committee consisting of outside directors, as the Administrator of the Plans, may determine whether and to what extent to accelerate the vesting and dates of exercise of all or any portion of the options in the event of a termination for all other reasons or in the event of a change in control. Vesting of unvested options in the event of termination for all other reasons is at the discretion of the Board as Administrator of the Plans. In the event of death, vested options may be exercised by those entitled to do so under the laws of distribution and descent within 12 months following the date of the executive's death.

        In the event of a change in control of the Company, the Board may, in its sole discretion, take any or all of the following actions: (a) accelerate the exercise dates of any outstanding options or make all such options fully vested and exercisable; (b) grant a cash bonus award to any option holder in an amount necessary to pay the option price of all or any portion of the options then held by such option holder; (c) pay cash to any or all option holders in exchange for the cancellation of their outstanding options in an amount equal to the difference between the option price of such options and the greater of the tender offer price for the underlying stock or the fair market value of the stock on the date of the cancellation of the options; (d) make any other adjustments or amendments to the outstanding options. The definition of a change in control in the Company's 2004 Incentive Plan varies somewhat from the definition in the change in control agreements. Under the 2004 Incentive Plan, a "change in control" occurs if: (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than Bobby G. Stevenson or a trustee or other fiduciary holding securities under an employee benefit plan of ours or under a trust, the grantor of which is Bobby G. Stevenson, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 33 1/3% of our then outstanding voting stock; or (b) at any time during any period of three consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or (c) our stockholders approve a merger or consolidation, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of our voting securities or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders approve a plan for our complete liquidation or an agreement for the sale or disposition of all or substantially all of our assets.

Other Post-Termination Benefits

        Benefits under any of our benefit plans in which an executive is a participant will be available to the executive (or executive's estate in the case of executive's death) to the full extent of the executive's rights under such plan.

Non-qualified Deferred Compensation

        We do not provide any nonqualified defined contribution or other deferred compensation plans.

PROPOSAL No. 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Background:    The Audit Committee has selected the firm of Ernst & Young LLP ("E&Y") to act as our independent registered public accounting firm for the fiscal year ending December 31, 2007, and has further directed that management submit the selection of E&Y for ratification by the Stockholders at the Annual Meeting. E&Y audited our consolidated financial statements for the fiscal year ended December 31, 2006.

        Description of Proposal No. 2:    Proposal No. 2, which has been recommended by the Board for your consideration, asks you to ratify the selection of E&Y as our independent registered public accounting firm. Stockholder ratification of the selection of E&Y as our Independent Registered Public Accounting Firm is not required by our bylaws or otherwise. The Audit Committee believes that submitting the selection of E&Y to the Stockholders for ratification is advisable as a matter of good corporate practice. If the Stockholders fail to ratify the selection, the Audit Committee will consider whether or not to retain E&Y; however, the Audit Committee may select E&Y notwithstanding the failure of the Stockholders to ratify the selection. If the appointment of E&Y is ratified, the Audit Committee will continue to conduct an ongoing review of E&Y's scope of engagement, pricing and work quality, among other factors, and will retain the right to replace E&Y at any time.

        The text of Proposal No. 2, as you will see it printed on your Proxy is as follows: "To ratify the appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2007."

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Representatives of E&Y, the independent registered public accounting firm selected for the most recently completed fiscal year, are expected to attend the Annual Meeting. Representatives of E&Y will have an opportunity to make a statement if they desire to do so and will make themselves available to respond to appropriate questions.

        Fees.    Set forth below is a summary of the fees billed to us by E&Y for each of the last two fiscal years, for the categories described below:

        Audit Fees.    The aggregate fees billed in each of the last two fiscal years for professional services rendered by E&Y for audit of our annual financial statements included in our Form 10-K, review of our quarterly financial statements included in our Forms 10-Q, statutory audits required internationally, consents and accounting consultations and such other services that generally only our independent registered public accounting firm can provide.

        Audit-Related Fees.    The aggregate fees billed in each of the last two fiscal years for professional services rendered by E&Y for employee benefit plan audits, and certain attestation services not required by statute traditionally performed by independent registered public accounting firms.

        Tax Fees.    The aggregate fees billed in each of the last two fiscal years for professional services rendered by E&Y for tax compliance, tax advice and tax planning. The nature of the tax compliance services provided in this category includes preparation of tax returns and refund claims. Tax planning services include assistance with tax audits and appeals, advice with respect to mergers, acquisitions and dispositions or other technical advice.

        All Other Fees.    The aggregate fees billed in each of the last two fiscal years for products and services provided by E&Y, other than the services reported above.

Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees	% Services Pre-Approved
2006	$1,271,385	$37,977	$206,495	$—	100%
2005	$1,025,983	$91,140	$83,257	$—	100%

        Independence of Our Registered Public Accounting Firm.    The Audit Committee has considered the issue of the independence of our registered public accounting firm and concluded that the provision of services by E&Y in 2006 is consistent with maintaining the registered public accounting firm's independence.

Audit Committee Pre-Approval Policy

        The Audit Committee has established pre-approval policies and procedures in compliance with 17 CFR 210.2-01(c)(7)(i) which include criteria for considering whether the provision of the services would be compatible with maintaining the independence of our registered public accounting firm and a process by which the Chair of the Audit Committee may approve such audit and non-audit services with subsequent review of all pre-approved services by the full Audit Committee. The Audit Committee pre-approved all audit and non-audit services in 2006.

ANNUAL REPORT TO STOCKHOLDERS, MANAGEMENT'S DISCUSSION AND
ANALYSIS AND AUDITED FINANCIAL STATEMENTS

        Our 2006 Annual Report to Stockholders on Form 10-K is available to Stockholders on our website at www.ciber.com under "Investor Relations" or you may request a copy by writing to us at CIBER, Inc., 5251 DTC Parkway, Suite 1400, Greenwood Village, Colorado 80111, Attention: Investor Relations. The 2006 Annual Report to Stockholders should not be considered part of the soliciting material.

ELECTRONIC ACCESS TO SEC REPORTS ON THE COMPANY'S WEBSITE
And
ELECTRONIC DELIVERY OF 2008 PROXY STATEMENT

        Available Information.    Our Internet website is http://www.ciber.com and you may access free of charge, through the "Investor Relations" portion of our web site, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to such reports filed or furnished to the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, as amended. Our website also provides current corporate governance documents such as the Audit, Compensation and Nominating/Corporate Governance Committee Charters, the Code of Business Conduct and Ethics and Equity Compensation Plans, as such documents may be adopted or amended from time to time by the Board of Directors or by Stockholders. These documents may be accessed through the "Corporate Governance" portion of our website.

        As required by Section 303A.12 of the Listed Company Manual of the NYSE, we have filed with the NYSE the CEO's annual certification regarding compliance with the NYSE's corporate governance listing standards. We have also filed the CEO and CFO certifications required by Section 302 of the Sarbanes Oxley Act with the Commission as exhibits to our Annual Report on Form 10-K filed March 9, 2007.

        Householding of Annual Meeting Materials.    We have adopted a procedure called "householding" that has been approved by the Commission. Under this procedure, a single copy of this Proxy Statement will be sent to any household at which two or more Stockholders share a single address. If any Stockholder at such an address wishes to receive a separate copy of this Proxy Statement, he or she may contact us at CIBER, Inc., 5251 DTC Parkway, Suite 1400, Greenwood Village, Colorado 80111, Attn: Investor Relations, or by calling 303-220-0100 and asking to speak with Ms. Jennifer Matuschek, Vice President-Investor Relations and we will deliver this Proxy Statement to such Stockholder promptly upon receiving the request. If you are receiving multiple copies of our Proxy Statement, you may request householding in the future by writing or calling us as noted above.

        Request email delivery of your 2008 Proxy Materials.    You can enjoy the benefits and convenience of electronic delivery of the Proxy Statement and online Proxy voting and more. To learn about the service and to enroll for on-line delivery, please log on to www.ciber.com and select "Investor Relations," which will take you to CIBER's Investor Relations web page. Click on "electronic delivery enrollment" to read a description of the service and find a direct link to the enrollment page.

By order of the Board of Directors,

Bobby G. Stevenson
Chairman of the Board
Greenwood Village, Colorado
April 3, 2007

WELLS FARGO SHAREOWNER SERVICES
161 NO. CONCORD EXCHANGE
SOUTH ST. PAUL, MN 55075

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.
Vote by Internet

2.
Vote by Phone

3.
Vote by mailing your proxy in the enclosed envelope.

VOTE BY INTERNET—www.ciber.com/cbr/annualmeeting

        Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. (Eastern Daylight Time) on May 2, 2007. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE—1-800-690-6903

        Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. (Eastern Daylight Time) on May 2, 2007. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

        Mark, sign, and date your Proxy card and return it in the postage-paid envelope we have provided, or return it to CIBER, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

        Please note that all votes cast by Internet or telephone must be submitted prior to 11:59 P.M. (Eastern Daylight Time) on May 2, 2007. Your Internet or telephone vote authorizes the named Proxies to vote the shares to the same extent as if you marked, signed, dated and returned the proxy card. If you vote by Internet or telephone, please do not return your proxy by mail.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	CIBER1	KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CIBER, INC.

1.	The Board of Directors recommends a vote	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
	"FOR ALL" of the incumbent Directors listed below:	☐	☐	☐
The election of the following nominees for Class I Directors:
01—Bobby G. Stevenson 02—James C. Spira 03—Peter H. Cheesbrough

2.	The Board of Directors recommends a vote "FOR" ratification of the appointment of Ernst & Young LLP as	For	Against	Abstain
	the Company's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2007.	☐	☐	☐

This Proxy will be voted as directed, but if no instructions are specified and authority to vote for a director nominee is not marked WITHHOLD ALL or FOR ALL EXCEPT, or AGAINST approval or ABSTAIN with respect to the ratification of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm then you are deemed to grant authority to vote for the election of such nominee(s) and for ratification of Ernst & Young LLP. If any other business is presented at such meeting, this Proxy will be voted by the Proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Please sign exactly as your name appears on the stock account. When signing as attorney, executor, administrator, agent, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. If signing on behalf of a corporation, the corporate name should be indicated and a corporate officer should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Electronic Delivery of Proxy Materials

        We are pleased to offer stockholders the opportunity to receive future proxy mailings by email. To request electronic delivery, please vote via the Internet at www.ciber.com/cbr/annualmeeting and, when prompted, enroll to receive proxy materials electronically in future years.

CIBER, Inc.
5251 DTC Parkway, Suite 1400, Greenwood Village, Colorado 80111

The undersigned hereby appoints Mac J. Slingerlend and Susan Keesen, or either of them, with full power of substitution, as attorneys-in-fact, agents and Proxies (the "Proxies") to vote on behalf of the undersigned all shares of common stock, $.01 par value, of CIBER, Inc. (the "Company"), that the undersigned is entitled to vote at the 2007 Annual Meeting of Stockholders (the "Meeting"), to be held on the Internet at www.ciber.com/cbr/annualmeeting, on Thursday, May 3, 2007 at 9:00 a.m. Mountain Daylight Time, and at any and all adjournments or postponements thereof.

Should you have an account in the CIBER 401(k) Savings Plan, this proxy represents the number of CIBER shares allocable to that plan account as well as other shares registered in your name. As a "named fiduciary" under the plan for CIBER shares allocable to that plan account and shares for which no voting instructions are received, this proxy will serve as voting instructions for Principal Trust Company, trustee for the CIBER 401(k) Plan, or its designee. The plan provides that the trustee will vote each participant's shares in accordance with the participant's instructions. If the trustee does not receive voting instructions for CIBER shares allocable to the plan account by 11:59 P.M. (Eastern Daylight Time), May 1, 2007 those shares, and any other CIBER shares under those plans for which no voting instructions are received, will be voted, in accordance with the terms of the plan, in the same proportion as the shares for which voting instructions have been received. In its discretion, the trustee is authorized to vote upon such other matters as may properly come before the meeting.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE. IF YOU VOTE BY TELEPHONE OR INTERNET PLEASE DO NOT RETURN YOUR PROXY BY MAIL.

QuickLinks

NOTICE OF THE 2007 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS May 3, 2007
ANNUAL MEETING INFORMATION
AGENDA
VOTING RIGHTS AND SOLICITATION OF PROXIES
DEADLINE FOR STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING
PROPOSAL No. 1—ELECTION OF DIRECTORS
TEXT OF PROPOSAL NO. 1—ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL " OF THE NOMINEES
DIRECTORS AND EXECUTIVE OFFICERS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CORPORATE GOVERNANCE PRACTICES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION OF DIRECTORS
Director Compensation
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Termination and Change in Control Payments
PROPOSAL No. 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ANNUAL REPORT TO STOCKHOLDERS, MANAGEMENT'S DISCUSSION AND ANALYSIS AND AUDITED FINANCIAL STATEMENTS
ELECTRONIC ACCESS TO SEC REPORTS ON THE COMPANY'S WEBSITE And ELECTRONIC DELIVERY OF 2008 PROXY STATEMENT